Exhibit 10.1

STANDARD WAREHOUSE LEASE AGREEMENT

APPROXIMATELY 129,450 SQUARE FEET
2240 Forum Drive
Arlington, Texas 76010

LEASE AGREEMENT

THIS LEASE AGREEMENT (the “Lease”), made and entered into by and between Forum Drive Industrial Properties, LLC, a South Carolina limited liability company (“Landlord”) and Wallbox USA Inc., a Delaware corporation (“Tenant”).

1. CERTAIN DEFINED TERMS

(A) “Lease Date” means that date set forth under Landlord’s signature at the end of this Lease.

(B) “Land” means the land legally described on Exhibit A attached hereto and incorporated herein by reference in the County of Tarrant, State of Texas.

(C) “Premises” means certain premises, as shown on Exhibit B attached hereto and incorporated herein by reference, being all or a portion of the Forum Commerce Center (the “Building”) constructed on the Land.

(D) “Permitted Use” means general office, receiving, storing, shipping and selling (other than retail) products, materials and merchandise made and/or distributed by Tenant, light manufacturing, validation test bench and assembly, and for such other lawful purposes as may be incidental thereto, and subject to any restrictions on use contained in any declaration, reciprocal easement agreement or similar agreement affecting the Land, as well as any rules and regulations for the Building or building complex in which the Building is located, if applicable.

(E) “Term” means the duration of this Lease, which will be approximately one hundred twenty (120) months, beginning on the “Commencement Date” (as defined in Exhibit C) and ending on the “Expiration Date” (as defined below), unless terminated earlier or extended further as provided in this Lease. The “Expiration Date” means (i) if the Commencement Date is the first day of a month, the date which is one hundred twenty (120) months from the date preceding the Commencement Date; or (ii) if the Commencement Date is not the first day of a month, the date which is one hundred twenty (120) months from the last day of the month in which the Commencement Date occurs.

(F) “Base Rent” means the Rent payable according to Section 3, which will be in an amount per month or portion thereof during the Term as outlined in Section 3:

(G) “Proportionate Share” means one hundred percent (100%).

(H) “Security Deposit” means (i) a cash security deposit in the amount of $163,111.32 (the “Cash Security Deposit”) and (ii) a letter of credit complying with the terms of Exhibit F attached hereto (the “Letter of Credit”). One-half of the Cash Security Deposit shall be applied to the first month’s Rent when such becomes due hereunder.

(I) “Brokers” means the following brokers who will be paid by Landlord pursuant to the terms of separate written agreements therewith: David Eseke and Clay Balch of Cushman & Wakefield US, Inc.; and Thomas L. Clark of Synergy Real Estate Group Corporate Advisory Inc.

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2. PREMISES AND TERM In consideration of the obligation of Tenant to pay rent as herein provided, and in consideration of the other terms, provisions and covenants hereof, Landlord hereby leases to Tenant, and Tenant hereby accepts and leases from Landlord the Premises, together with the non-exclusive right to use (a) the Building, and (b) the easement rights benefiting the Land, including, but not limited to, any access easements. The Premises, Building and Land shall hereinafter be collectively referred to as, the “Property”. In the event that the Premises that Tenant is leasing under this Lease consists of an entire building, all references in this Lease to “Premises” or “Building” shall refer to such building.

TO HAVE AND TO HOLD the same for the Term in accordance with the terms and conditions of this Lease.

3. BASE RENT, SECURITY DEPOSIT AND ADDITIONAL RENT.

(A) Base Rent. Tenant agrees to pay monthly Base Rent, in advance, without demand, deduction or set off, for the entire Term hereof in the amounts as outlined on the table below. The first installment of monthly Base Rent shall be due and payable on or before the Lease Date and each payment of Rent (as defined herein), including, but not limited to, each additional payment of monthly Base Rent shall be due and payable before the first day of each calendar month succeeding the Commencement Date during the Term.

Months	Annual Rate PSF	Monthly Base Rent
1-12	$5.75	$62,028.13
13-24	$5.92	$63,888.97
25-36	$6.10	$65,805.64
37-48	$6.28	$67,779.81
49-60	$6.47	$69,813.20
61-72	$6.67	$71,907.60
73-84	$6.87	$74,064.83
85-96	$7.07	$76,286.77
97-108	$7.28	$78,575.37
109-120	$7.50	$80,932.63

(B) Security Deposit. In addition, Tenant agrees to deposit with Landlord on or before the Lease Date the Security Deposit, which sum shall be held by Landlord, without obligation for interest, as security for the performance of Tenant’s covenants and obligations under this Lease, it being expressly understood and agreed that such Security Deposit is not an advance rental deposit or a measure of Landlord’s damages in case of an Event of Default or other breach by Tenant hereunder. Upon the occurrence of any Event of Default (as defined below in this Lease) by Tenant, Landlord may, from time to time, without prejudice to any other remedy provided herein or provided by law, use such fund to the extent necessary to make good any arrears of rent or other payments due Landlord hereunder, and any other damage, injury, expense or liability caused by such Event of Default; and Tenant shall pay to Landlord, upon demand, as Additional Rent, the amount so applied in order to restore the Security Deposit to its original amount. Landlord may commingle the Security Deposit with the Landlord’s own funds and use such funds as Landlord determines. In no event shall Landlord be required to hold such funds in escrow or trust for Tenant. Landlord shall not be obligated to pay interest to Tenant on account of the Security Deposit. In the event of a transfer by Landlord of Landlord’s interest in the Premises, Landlord or the property manager of Landlord may deliver the remaining balance of any Security Deposit to the transferee of Landlord’s interest and Landlord and such property manager shall thereupon be discharged from any further liability to Tenant with respect to such Security Deposit. Although the Security Deposit shall be deemed the property of Landlord, any remaining balance of the Security Deposit shall be returned by Landlord to Tenant at such time after expiration or earlier termination of this Lease that all of Tenant’s obligations under this Lease have been fulfilled, including, but not limited to, the provisions of Section 27 hereof. The Letter of Credit shall be governed pursuant to the terms of Exhibit F attached hereto until such sums are drawn upon whereupon such proceeds shall be governed by the terms of this Section 3(B).

(C) Additional Rent; Rent. Any and all payments (other than Base Rent) required to be made by Tenant pursuant to this Lease shall be deemed additional rent (“Additional Rent”) hereunder. Base Rent and

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Additional Rent shall herein be collectively referred to as, “Rent.” Subject to adjustment to actual costs and expenses, the estimated initial Additional Rent shall be:

Expense	Expense PSF	Monthly Estimate
Real Estate Taxes	$1.35	$14,563.13
Insurance	$0.12	$1,294.50
CAM	$0.12	$1,294.50
Management Fee	3% of Rent	$2,375.41

(D) Terms of Payment. All Rent shall be paid, without notice or demand, except as otherwise specifically provided in this Lease . Tenant acknowledges that Landlord may accept payment of Base Rent and/or Additional Rent through a lock-box account at a federally insured financial institution and that use of a lock-box account could mean that checks will be received and processed without actual review by Landlord. Consequently, in accordance with Section 28(M), acceptance of Rent or of any check with any note or memorandum on such check shall not constitute a waiver of any preceding breach by Tenant; nor shall such action constitute a modification to this Lease, any such modification requiring, in accordance with Section 28(F), a written instrument signed by both parties to this Lease.

4. USE

(A) Permitted Use. The Premises shall be used only for the Permitted Use. Outside storage, including without limitation, trucks and other vehicles, is prohibited without Landlord’s prior written consent; provided, however, that, to the extent applicable, Tenant may store trucks and other delivery vehicles necessary for Tenant’s normal, current business operations but only in locations specifically approved by Landlord that do not involve any interference or danger to Tenant’s Permitted Use. Tenant may, subject to applicable law, utilize portions of the Premises for outside storage associated with the Permitted Use in locations approved by Landlord. Tenant shall at its own cost and expense, prior to commencing operations within the Premises, obtain any and all licenses and permits necessary for any such use and shall provide copies of all such licenses and permits to Landlord within ten (10) days after Tenant’s receipt thereof. At all times during the Term, Tenant shall comply with all governmental laws, ordinances and regulations applicable to the use of the Premises, and shall promptly comply with, and shall promptly provide to Landlord copies of, all governmental orders and directives for the correction, prevention and abatement of nuisances in or upon, or connected with, the Premises, all at Tenant’s sole expense. Tenant shall not permit any objectionable or unpleasant odors, smoke, dust, gas, noise or vibrations to emanate from the Premises, nor take any other action which would constitute a nuisance or would disturb or endanger any other tenants of the Building or unreasonably interfere with such other tenant’s use of their respective premises. Without Landlord’s prior written consent, in Landlord’s sole discretion, Tenant shall not receive, store or otherwise handle any product, material or merchandise which is explosive or highly flammable. Tenant will not permit the Premises to be used for any purpose or in any manner (including without limitation any method of storage) which would render the insurance thereon void, render the insurance risk more hazardous, cause an increase in any applicable insurance premium. Tenant shall, at all times during the Term and any extension thereof, comply with all reasonable rules and regulations at any time or from time to time established by Landlord covering use of the Property. Tenant shall have access to the Premises 24 hours per day, seven days a week during the Term.

(B) Indemnity for Damage. Tenant shall indemnify and hold harmless Landlord from any loss, liability, and expenses, both actual and consequential, resulting from damage to the Building (including, but not limited to the floor slab) or Land caused by Tenant’s racking system, inventory, forklifts or equipment.

(C) Acceptance of Premises. Except as may otherwise be expressly provided in the Work Letter attached hereto as Exhibit C, Tenant shall accept the Premises on the Commencement Date in its “AS-IS, WHERE-IS” condition. Landlord states that, to Landlord’s knowledge, the Premises as of the Date of Lease, is not in violation of any applicable laws, ordinances, regulations, covenants or restrictions. Landlord shall have no obligation to perform or pay for any repair or other work in the Premises, except as otherwise expressly provided herein. Landlord has made no representation or warranty as to the suitability of the Premises for the conduct of Tenant’s business, and Tenant

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waives any implied warranty that the Premises are suitable for Tenant’s intended purposes. TENANT ACKNOWLEDGES THAT (i) IT HAS INSPECTED AND ACCEPTS THE PREMISES IN AN “AS-IS, WHERE-IS” CONDITION (EXCEPT AS EXPRESSLY PROVIDED IN THE WORK LETTER ATTACHED HERETO AS EXHIBIT C), (ii) THE BUILDING AND IMPROVEMENTS COMPRISING THE PREMISES ARE SUITABLE FOR THE PURPOSE FOR WHICH THE PREMISES ARE LEASED AND LANDLORD HAS MADE NO WARRANTY, REPRESENTATION, COVENANT, OR AGREEMENT WITH RESPECT TO THE SUITABILITY, HABITABILITY, MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OF THE PREMISES, (iii) THE PREMISES ARE IN GOOD AND SATISFACTORY CONDITION, (iv) NO REPRESENTATIONS AS TO THE REPAIR OF THE PREMISES, NOR PROMISES TO ALTER, REMODEL OR IMPROVE THE PREMISES HAVE BEEN MADE BY LANDLORD (EXCEPT AS EXPRESSLY PROVIDED IN THE WORK LETTER ATTACHED HERETO AS EXHIBIT C), AND (v) THERE ARE NO REPRESENTATIONS OR WARRANTIES, EXPRESSED, IMPLIED OR STATUTORY, THAT EXTEND BEYOND THE DESCRIPTION OF THE PREMISES. TENANT HEREBY WAIVES ANY WARRANTY OF CONDITION OR HABITABILITY, SUITABILITY FOR OCCUPANCY, USE OR HABITATION, FITNESS FOR A PARTICULAR PURPOSE OR MERCHANTABILITY, EXPRESS OR IMPLIED, RELATING TO THE PREMISES. TENANT HAS NOT RELIED ON ANY REPRESENTATIONS OR WARRANTIES NOT EXPRESSLY SET FORTH IN THIS LEASE. The taking of possession of the Premises shall be conclusive evidence that Tenant accepts the Premises and that the Premises were in good condition at the time possession was taken.

5. TAXES.

(A) Obligation for Payment. Landlord agrees to pay before they become delinquent all taxes, assessments and governmental charges of any kind and nature whatsoever lawfully levied or assessed against the Building and the Land, (hereinafter collectively referred to as “Taxes” or “Tax”). Tenant shall pay to Landlord monthly, as Additional Rent, an amount equal to one-twelfth (1/12) of Tenant’s Proportionate Share of the estimated Taxes for each applicable year (as determined by Landlord). Notwithstanding anything herein to the contrary, in the event that the construction or installation of any improvement or equipment within the Premises, by or on behalf of Tenant, causes an increase in the Taxes, Tenant shall be solely responsible for such increase and Landlord shall have the right to require Tenant to pay such additional amount, as Additional Rent, together with the other monthly payments required to be paid by Tenant pursuant to this Section 5(A). Tenant shall pay to Landlord monthly, as Additional Rent, an amount equal to one-twelfth (1/12) of the estimated amount of such increase (as determined by Landlord). If the total estimated payments paid by Tenant pursuant to this Section 5(A) in any calendar year, or portion thereof during which the Lease is in effect, are less than Tenant’s actual Proportionate Share of such Taxes, Tenant shall pay to Landlord, upon demand, as Additional Rent, such Tax payment shortage, together with interest thereon at the Default Rate from the date that is twenty (20) days after such demand, until fully paid. If the total estimated payments paid by Tenant pursuant to this Section 5(A) in any calendar year are more than Tenant’s actual Proportionate Share of such Taxes for such calendar year, or portion thereof during which the Lease is in effect, Landlord shall retain such Tax payment excess and credit it to Tenant’s next accruing Rent payment.

(B) Other Taxes. If at any time during the Term of this Lease, the present method of taxation shall be changed so that, in lieu of the whole or any part of any taxes, assessments or governmental charges levied, assessed or imposed on real estate and the improvements thereon, there shall be levied, assessed or imposed on Landlord a capital levy or other tax directly on the rents received therefrom and/or a franchise tax, assessment, levy or charge measured by or based, in whole or in part, upon such rents for the present Building or other buildings on the Land or any future building or buildings on the Land, then all such taxes, assessments, levies or charges, or the part thereof so measured or based, shall be deemed to be included within the term “Taxes” for the purposes hereof.

(C) Tax Protests. Landlord shall have the right, in its sole discretion, to employ a tax consulting firm to attempt to assure a fair tax burden on the Building and Land within the applicable taxing jurisdiction. Landlord shall use reasonable efforts to obtain such service on a contingency fee basis where the cost of such service is less than or equal to the amount of tax savings realized. Tenant shall pay to Landlord upon demand from time to time, as Additional Rent, Tenant’s Proportionate Share of the cost of such service, together with interest thereon at the Default Rate from the date that is twenty (20) days after such demand, until fully paid. TENANT HEREBY WAIVES ALL RIGHTS TO PROTEST THE APPRAISED VALUE OF THE PROPERTY OR TO APPEAL THE SAME AND ALL RIGHTS TO RECEIVE NOTICES OF REAPPRAISALS.

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(D) Proration. Any payment to be made pursuant to this Section 5 with respect to the year in which this Lease commences or terminates shall be prorated.

6. LANDLORD’S REPAIRS AND OBLIGATIONS.

(A) Building; Notice of Defect. Landlord shall, at its expense, maintain only the roof, foundation, and the structural soundness of the exterior walls of the Building in good repair, reasonable wear and tear excepted; provided, however, Tenant shall repair and pay for any damage to such structures caused by any act or omission of Tenant, or Tenant’s employees, agents, invitees or licensees or caused by Tenant’s breach of the provisions of this Lease. The term “exterior walls” as used in this Section 6(A) shall not include windows, glass or plate glass, doors, store fronts, office entries, or Demising Walls (as defined herein). Tenant shall immediately give Landlord written notice of defect or need for repairs, after which, to the extent Landlord is obligated hereunder to remedy such defect or make such repair, Landlord shall have reasonable opportunity to repair same or cure such defect. Landlord’s liability with respect to any defects, repairs or maintenance for which Landlord is responsible under any of the provisions of this Lease shall be limited to the cost of such repairs or maintenance or the curing of such defect.

(B) Exterior Maintenance; Tenant’s Payment. Landlord shall maintain the Land, regularly performing the mowing of any grass, trimming, weed removal, general landscape maintenance, common exterior lighting (if applicable), and other exterior maintenance obligations of the Building, including but not limited to painting, the maintenance, repair and replacement of the downspouts, gutters, parking areas, driveways, and alleys in a clean and sanitary condition (“Landlord’s Exterior Maintenance”). In addition, Landlord may provide all or any part of Tenant’s repairs and obligations under Section 7(A) below. Tenant shall, pay monthly, as Additional Rent, its Proportionate Share of the estimated cost and expense, including, but not limited to, reasonable overhead, management and other fees, and reserves for costs incurred by Landlord pursuant to this Section 6. If, for any calendar year, or portion thereof during which the Lease is in effect, Tenant’s total monthly payments made pursuant to this Section 7(A) are less than Tenant’s actual Proportionate Share of such repair obligations, Tenant shall pay to Landlord upon demand, as Additional Rent, the payment shortage, together with interest thereon at the Default Rate from the date that is twenty (20) days after such demand, until fully paid. If the total estimated payments made by Tenant pursuant to this Section 6 in any calendar year, or portion thereof during which the Lease is in effect, are more than Tenant’s actual Proportionate Share of such repairs and obligations, Landlord shall retain such excess and credit it to Tenant’s next accruing monthly Rent payment. Notwithstanding anything herein to the contrary, Landlord shall have the right to require Tenant to pay, as Additional Rent, such other reasonable proportions of said repairs and obligations as may be determined by Landlord. Further, if it can be reasonably determined that any costs incurred by Landlord pursuant to this Section 6(B) are the result of the acts or omissions of Tenant, its agents, employees, contractors or licensees, Tenant shall pay, as Additional Rent, the entire cost thereof, upon demand, together with interest thereon at the Default Rate from the date of such demands until fully paid.

7. TENANT’S REPAIRS AND OBLIGATIONS; PARKING; HVAC.

(A) Tenant’s Obligations. Tenant shall, at its own cost and expense, keep and maintain all parts of the Premises (except those for which Landlord is expressly responsible under the terms of this Lease) in good condition, promptly making all repairs, repainting, and replacements, including but not limited to, windows, glass and plate glass, doors, any office entries, interior walls and finish work, floors and floor covering, heating and air conditioning systems, dock levelers, truck doors, dock bumpers, plumbing work and fixtures, termites and pest extermination inside the Premises, regular removal of trash and debris. Tenant shall not be obligated to repair any damage caused by fire, tornado or other casualty covered by the insurance to be maintained by Landlord pursuant to Section 13(A) below, except that Tenant shall be obligated to repair all wind damage to glass in and about the Premises except with respect to tornado or hurricane damage.

(B) Demising Wall. The cost of maintenance and repair of any wall, divider, partition or any other structure inside the Premises (a “Demising Wall”) shall be Tenant’s responsibility. Tenant shall not damage any Demising Wall or disturb the integrity and support provided by any Demising Wall and shall, at its sole cost and expense, promptly repair any damage or injury caused to any Demising Wall caused by Tenant or its employees, agents or invitees.

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(C) Parking. In the event the Premises constitute a portion of a multiple-occupancy building or more than one (1) building exists on the Land, Tenant and its employees, customers and licensees shall have the exclusive right together with other tenants of the Building (if any) or other buildings on the Land, if any, their employees, customers and licensees, to use the parking areas, if any, as may be expressly identified and designated by Landlord in writing, subject to such reasonable rules and regulations as Landlord may from time to time prescribe and subject to rights of ingress and egress of other tenants. Landlord shall not be responsible for enforcing Tenant’s exclusive parking rights against any third parties.

(D) HVAC Maintenance Agreement. Tenant shall, at its own cost and expense, enter into a quarterly scheduled preventive maintenance/service contract with a maintenance contractor for servicing all heating and air conditioning systems and equipment within and/or serving the Premises. The maintenance contractor and the contract must be approved by Landlord. Landlord may, at its option, enter into such maintenance agreement and Tenant will pay to Landlord, as Additional Rent, for the cost set forth in such contract. The service contract must include all services suggested by the equipment manufacturer within the operation/maintenance manual and must become effective (and a copy thereof delivered to Landlord) within thirty (30) days of the date Tenant takes possession of the Premises.

8. ALTERATIONS.

Tenant shall not make any alterations, additions or improvements to the Premises (including, but not limited to, roof and wall penetrations) without the prior written consent of Landlord, which consent shall not be unreasonably withheld. In the event Landlord consents to the making of any such alterations, additions or improvements by Tenant, the same shall be made by Tenant, at Tenant’s sole cost and expense, in accordance with all applicable laws, ordinances and regulations, and all requirements of Landlord’s and Tenant’s insurance policies and only in accordance with plans and specifications approved by Landlord; and any contractor or person selected by Tenant to make the same and all subcontractors must first be approved in writing by Landlord. Tenant may, without the consent of Landlord, but at its own cost and expense, in a good workmanlike manner and subject to the other requirements of this Section 8 (as applicable), erect such shelves, bins, machinery, racking systems, and trade fixtures within the Premises as it may deem advisable, without altering the basic character of the Building or other improvements located on the Land and without overloading or damaging the Building or other improvements located on the Land, and in each case complying with all applicable governmental laws, ordinances, regulations and other requirements. All alterations, additions, improvements and partitions erected by Tenant shall be and remain the property of Tenant during the Term of this Lease and Tenant shall, unless Landlord otherwise elects as hereinafter provided, remove all alterations, additions, improvements and partitions erected by Tenant and restore the Premises to their condition as of the Commencement Date by the Expiration Date or upon earlier vacating of the Premises; provided, however, that if Landlord so elects prior to the Expiration Date or upon earlier vacating of the Premises, such alterations, additions, improvements and partitions shall become the property of Landlord as of the Expiration Date or upon earlier vacating of the Premises and shall be delivered up to Landlord with the Premises. Notwithstanding the foregoing sentence, all shelves, bins, machinery and trade fixtures installed by Tenant may be removed by Tenant prior to the termination of this Lease if Tenant so elects, and shall be removed by the Expiration Date or upon earlier vacating of the Premises if required by Landlord. Upon any such removal Tenant shall restore the Premises and Building (if applicable) to their condition as of the Commencement Date. All such removals and restoration shall be accomplished in a good workmanlike manner so as not to damage the primary structure or structural qualities of the Building and other improvements situated on the Land. The provisions of this Section 8 shall survive the expiration or earlier termination of this Lease.

9. SIGNS.

Tenant agrees to conform to Landlord’s signage program for the Building and/or building complex in which the Building is located (if applicable) and all costs and expenses for the sign, sign installation, removal and repair shall be paid by Tenant. Tenant shall have the right to install standard signs only where first approved in writing by Landlord and subject to any applicable governmental laws, ordinances, regulations and other requirements. Tenant shall remove all signs prior to the termination of this Lease. Such installations and removals shall be made in such a manner as to avoid damage or defacement of the Building and other improvements on the Land, and Tenant shall repair any damage or defacement, including without limitation, discoloration, caused by installation and/or removal. The provisions of this Section 9 shall survive the expiration or earlier termination of this Lease.

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10. INSPECTION AND RIGHT OF ENTRY.

Landlord and Landlord’s agents and representatives shall have the right to enter the Premises at any time in the event of an emergency and to enter and inspect the Premises at any reasonable time during business hours with reasonable prior notification, for the purpose of ascertaining the condition of the Premises or in order to make such repairs as may be required or permitted to be made by Landlord under the terms of this Lease. During the period that is six (6) months prior to the end of the Term hereof, Landlord and Landlord’s agents and representatives shall have the right to enter the Premises at any reasonable time during business hours for the purpose of showing the Premises and shall have the right to erect on the Premises and/or Building a suitable sign indicating the Premises are available.

11. UTILITIES.

Landlord agrees to provide at its cost water, telephone, electricity and gas (when applicable) service connections to the Building in accordance with the specifications, if any, attached hereto; but Tenant shall pay for all water, gas, heat, light, power, telephone, sewer, sprinkler charges and other utilities and services used on or from the Premises (collectively, “Utility Services”), together with any taxes, penalties, surcharges or the like pertaining thereto, and any maintenance charges for such utilities, and shall furnish all electric light bulbs and tubes. If any such services are not separately metered to Tenant, Tenant shall pay its share of all charges jointly metered with other premises; provided, however, that, in such event, Landlord shall have the right in its sole discretion to either (i) require Tenant to pay such other reasonable proportion of said jointly metered charges as may be determined by Landlord in its sole discretion, or (ii) install a separate submeter for the Premises, in which case, Tenant shall pay to Landlord, upon demand, as Additional Rent, all costs associated with such installation, together with interest thereon at the Default Rate from the date that is twenty (20) days after such demand, until fully paid. In no event shall Landlord be liable for, or be in default hereunder as a result of, any interruption or failure of Utility Services to the Premises or Building.

12. ASSIGNMENT AND SUBLETTING.

(A) General Prohibition; Transfer Notice. Tenant shall not, without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed: (1) assign, transfer, or encumber this Lease or any estate or interest herein, whether directly or by operation of law; (2) permit any other entity to become Tenant hereunder by purchase, sale, merger, consolidation, or other reorganization; (3) if Tenant is an entity other than a corporation whose stock is publicly traded, permit the transfer of an ownership interest in Tenant so as to result in a change in the current control of Tenant; (4) sublet any portion of the Premises; (5) grant any license, concession, or other right of occupancy of any portion of the Premises; or (6) permit the use of the Premises by any parties other than Tenant (any of the events listed in (I) through (6) of this Section 12(A) being a “Transfer”). Tenant shall, by written notice (a “Transfer Notice”), advise Landlord of its desire from and after a stated date (which shall not be less than thirty (30) days nor more than ninety (90) days after the date of Tenant’s Transfer Notice) to sublet the Premises or any portion thereof for any part of the term thereof; and in such event, Landlord shall have the right, to be exercised by giving written notice to Tenant within ten (10) business days after receipt of Tenant’s Transfer Notice, to terminate this Lease as to the portion of the Premises described in Tenant’s Transfer Notice and such notice shall, if given, terminate this Lease with respect to the portion of the Premises therein described as of the date stated in Tenant’s Transfer Notice. A Transfer Notice shall state the name and address of the proposed transferee, and Tenant shall deliver to Landlord a true and complete copy of the proposed sublease or other Transfer documentation with said Transfer Notice. If a Transfer Notice shall specify all of the Premises and Landlord shall give said termination notice with respect thereto, this Lease shall terminate on the date stated in Tenant’s Transfer Notice. If Landlord, upon receiving a Transfer Notice, with respect to any of the Premises, shall not exercise its right to terminate, Landlord will not unreasonably withhold its consent to the Transfer specified in said Transfer Notice. Tenant shall, at Tenant’s sole cost and expense, discharge in full any outstanding commission obligation which may be due and owing as a result of any proposed Transfer, whether or not this Lease is terminated pursuant hereto and rented by Landlord to the proposed subtenant or any other tenant. Concurrently with Tenant’s Transfer Notice of any request for consent to an assignment or sublease of the Premises, Tenant shall pay to Landlord a fee of $1,500 to defray Landlord’s expenses in reviewing such request, and Tenant shall also reimburse Landlord immediately upon request for its reasonable attorneys’ fees incurred in connection with considering any request for consent to a Transfer.

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(B) Effect of Transfer. No Transfer hereunder by Tenant shall result in Tenant being released or discharged from any liability under this Lease and the Guaranty (if any) shall be unaffected by any such sublease or assignment and shall remain in full force and effect for all purposes and the Guarantor shall not be released from its obligations under the Lease. As a condition to Landlord’s prior written consent as provided for in Section 12(A) above, the subtenant or subtenants shall agree in writing to comply with and be bound by all of the terms, covenants, conditions, provisions and agreements of this Lease, and Tenant shall deliver to Landlord promptly after execution, an executed copy of each sublease and an agreement of said compliance by each sublessee. The term of any such proposed assignment or sublease shall not extend beyond the Lease Term.

(C) No Implied Consent. Landlord’s consent to any sale, assignment, encumbrance, subletting, occupation, lien or other Transfer shall not release Tenant from any of Tenant’s obligations hereunder or be deemed to be a consent to any subsequent occurrence. Any sale, assignment, encumbrance, subletting, occupation, lien or other Transfer of this Lease which does not comply with the provision of this Section 12 shall be null and void, and, at Landlord’s option, shall be an Event of Default under this Lease.

(D) Excess Rent. Tenant shall pay to Landlord, immediately upon receipt thereof, the excess of all compensation received by Tenant for any assignment of this Lease or subletting of the Premises over the Rent allocable to the portion of the Premises covered thereby.

(E) Advertising. Tenant shall not advertise or solicit, in any print, radio, electronic or other visual medium, a rental rate for the space to be sublet below the rental rate which is then being quoted by Landlord for space in the Building.

(F) Consent Standards. It shall be reasonable for Landlord to withhold its consent to any Transfer if (i) Tenant is in default under this Lease, (ii) the proposed transferee is a tenant in the Property or an affiliate of such a tenant or a party that Landlord has identified as a prospective tenant in the Property, (iii) the financial creditworthiness (including, without limitation, the fact that the proposed assignee or sublessee has a smaller net worth than Tenant on the date of this Lease and/or such assignee or sublessee is less able financially to pay the rent under this Lease as and when they are due and payable), nature of business, and character of the proposed transferee and/or replacement guarantor are not all reasonably satisfactory to Landlord, (iv) in the reasonable judgment of Landlord the purpose for which the transferee intends to use the Premises (or a portion thereof) is not in keeping with Landlord’s standards for the Property or would impose a burden on the parking facilities, common areas or utilities that is greater than the burden imposed by Tenant, (v) the proposed transferee is a government entity or quasi-governmental entity or agency, (vi) the proposed sublease or assignment is for less than the entire Premises or for less than the remaining Term of the Lease, (vii) the Base Rent payable by the proposed transferee is less than the greater of: (x) the then prevailing fair market rental rate as reasonably determined by Landlord, or (y) the Base Rent payable by Tenant under the Lease and/or (viii) the Transfer would cause Landlord to be in violation of any of its obligations under another lease or agreement to which Landlord is a party. The foregoing shall not exclude any other reasonable basis for Landlord to withhold its consent.

13. PROPERTY INSURANCE; FIRE AND CASUALTY DAMAGE

(A) Property Insurance. Landlord agrees to maintain the insurance set forth in Section 1 of Exhibit D attached to this Lease and incorporated herein by this reference. Subject to the provisions of Sections 13(C), 13(D) and 13(E) below, such insurance shall be for the sole benefit of Landlord and under its sole control. Tenant shall pay to Landlord monthly, as Additional Rent, an amount equal to one-twelfth (1/12) of Tenant’s Proportionate Share of the estimated cost for each applicable year (as determined by Landlord) of the insurance maintained by Landlord pursuant to this Section 13. If Tenant’s total payments of such estimated amounts are less than Tenant’s actual Proportionate Share of the cost of maintaining such insurance for each applicable year, Tenant shall pay such payment shortage to Landlord, upon demand, as Additional Rent, together with interest thereon at the Default Rate from the date that is twenty (20) days after such demand, until fully paid. If the total of such estimated payments by Tenant are more than Tenant’s actual Proportionate Share of such costs, Landlord shall retain such excess and credit it to Tenant’s next accruing Rent payment. In the event that the Commencement Date or Expiration Date (or date of earlier termination of this Lease) occurs within a calendar year, Tenant shall only be responsible for a pro rata portion of Tenant’s Proportionate share of the total cost of the insurance maintained by Landlord pursuant to this Section 13 based on the portion of such year in which the Lease was in effect.

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(B) Premium Increase. If any increase in the fire and extended coverage insurance premiums paid by Landlord is caused by Tenant’s use and occupancy of the Premises, or if Tenant vacates the Premises and causes an increase in such premiums, then Tenant shall pay as Additional Rent the amount of such increase to Landlord or such other tenants (as applicable).

(C) Notice of Damage. If the Building or other improvements utilized by Tenant situated upon the Land should be damaged or destroyed by fire, tornado or other casualty, Tenant shall give immediate written notice thereof to Landlord.

(D) Major Damage. If the Premises should be totally destroyed by fire, tornado or other casualty, or if they should be so damaged thereby that rebuilding or repairs cannot in Landlord’s estimation be completed within one hundred eighty (180) days after the date upon which Landlord is notified by Tenant of such damage or if such casualty is not covered by the insurance required to be maintained by Landlord hereunder, either Landlord or Tenant may terminate this Lease by providing prior written notice to the other party, delivered within fifteen (15) days after delivery of Landlord’s Repair Notice (as defined below), and the rent shall be abated during the unexpired portion of this Lease, effective upon the date of the occurrence of such damage; provided, however, that Tenant’s right of termination may not be exercised until it has received written notice from Landlord that the circumstances permitting termination pursuant to this Section 13(D) have occurred, which notice, Landlord shall deliver within ninety (90) days after Landlord’s notification of such casualty (“Landlord’s Repair Notice”).

(E) Minor Damage. If the Premises or Building should be damaged by any peril covered by the insurance to be provided by Landlord under Section 13A above, but only to such extent that rebuilding or repairs can in Landlord’s estimation be completed within one hundred eighty (180) days after the date upon which Landlord is notified by Tenant of such damage (as set forth in Landlord’s Repair Notice), this Lease shall not terminate, and Landlord shall at its sole cost and expense thereupon proceed with reasonable diligence to rebuild and repair the Premises or Building at Landlord’s cost to substantially the condition in which they existed prior to such damage, except that Landlord shall not be required to rebuild, repair or replace any part of the partitions, fixtures, additions and other improvements which may have been placed in, on or about the Premises by Tenant and except that Landlord may elect not to rebuild if such damage occurs during the last year of the Term exclusive of any option which is unexercised at the time of such damage. If the Premises are untenantable in whole or in part following such damage, the rent payable hereunder during the period in which they are untenantable shall be reduced in proportion to the percentage of square footage of the Premises which is untenantable.

(F) Mortgagee’s Rights. Notwithstanding anything herein to the contrary, in the event the holder of any indebtedness secured by a mortgage or deed of trust covering the Premises requires that the insurance proceeds be applied to such indebtedness, then Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within fifteen (15) days after such requirement is made by any such holder, whereupon all rights and obligations hereunder shall cease and terminate as of the date of such notice. In such a case, Landlord shall reimburse Tenant (i) an amount equal to its reasonable, documented out-of-pocket cost of moving their activity to a new facility not to exceed $15,000.00; and (ii) an amount equal to the unamortized investment made by Tenant in permanently affixed improvements constructed in the Premises amortized over the lesser of the natural useful life of such improvements and the Term.

(G) Release and Waiver of Subrogation. Landlord shall not be liable to Tenant or those claiming by, through, or under Tenant for any injury to or death of any person or persons or the damage to or theft, destruction, loss, or loss of use of any property (a “Loss”) caused by casualty, theft, fire, third parties, or any other matter beyond the control of Landlord, or for any injury or damage or inconvenience which may arise through repair or alteration of any part of the Property, or failure to make repairs, or from any other cause, EVEN IF THE SAME IS CAUSED BY LANDLORD’S NEGLIGENCE, but not if such Loss is caused by Landlord’s gross negligence or willful misconduct. The causes of loss—special form property insurance obtained by Landlord and Tenant covering their respective property shall include a waiver of subrogation by the insurers and all rights based upon an assignment from its insured, against Landlord or Tenant, their officers, directors, employees, managers, agents, invitees, and contractors, in

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connection with any loss or damage thereby insured against. Neither party nor its officers, directors, employees, managers, agents, invitees or contractors shall be liable to the other for loss or damage caused by any risk covered by or required by the terms of this Lease to be covered by property insurance, and each party waives any claims against the other party, and its officers, directors, employees, managers, agents, invitees and contractors for such loss or damage, EVEN IF SUCH LOSS OR DAMAGE IS CAUSED BY THE NEGLIGENCE OF THE RELEASED PARTY. The failure of a party to insure its property shall not void this waiver. For purposes of the foregoing waiver, the amount of any deductible under Tenant’s property insurance shall be deemed covered by, and recoverable by Tenant under the insurance policy to which such deductible relates.

14. LIABILITY AND INSURANCE

(A) Certain Waivers. Landlord shall not be liable to Tenant and Tenant hereby waives all claims against Landlord and any of its partners for any injury or damage to any person or property in or about the Premises by or from any cause whatsoever, EVEN IF CAUSED BY LANDLORD’S NEGLIGENCE (BUT NOT GROSS NEGLIGENCE OR WILLFUL MISCONDUCT), and, without limiting the generality of the foregoing, whether caused by water leakage of any character from the roof, walls, basement, or other portion of the Premises or the Building, or caused by gas, fire, Acts of God, discharge of sprinklers, excessive heat or cold, sewage, odors, noise, bursting or leakage of pipes or plumbing fixtures, riot, strike, court order, governmental body or authority, other tenants, or explosion of the Building or the complex of which it may be a part or any part thereof. Tenant will hold Landlord harmless from damages due to the interruption of Tenant’s business caused by any damage whatsoever.

(B) Indemnity; Tenant’s Risk. Tenant shall hold Landlord harmless from and defend Landlord against any and all claims or liability from any injury or damage to any person or property whatsoever: (i) occurring in, on, or about the Premises or any part thereof EVEN IF SUCH INJURY OR DAMAGE RESULTS FROM THE JOINT OR CONCURRENT NEGLIGENCE (BUT NOT THE SOLE OR GROSS NEGLIGENCE OR WILLFUL MISCONDUCT) OF LANDLORD OR LANDLORD’S PARTNERS, OFFICERS, DIRECTORS, AGENTS AND EMPLOYEES, (ii) occurring in, on, or about the Property (including without limitation, stairways, passageways, roofs or hallways), the use of which Tenant may have in conjunction with other tenants of the Building, when such injury or damage shall be caused in part or in whole by the act, neglect, fault of, or omission of any duty with respect to the same by Tenant, its agents, servants, employees, or any other person entering the Premises with express or implied invitation of Tenant. Tenant further agrees to indemnify and save harmless Landlord against and from any and all claims by or on behalf of any person, firm, or corporation, arising from the conduct or management of any work or thing whatsoever done by Tenant in or about the Premises, and will further indemnify and save Landlord harmless against and from any and all claims arising from any breach or Event of Default on the part of Tenant in the performance of any covenant or agreement on the part of Tenant to be performed pursuant to the terms of this Lease, or arising from any act or negligence of Tenant, or any of its agents, contractors, servants, employees or licensees, and from and against all costs, counsel fees, expenses and liabilities incurred in connection with any such claim or action or proceeding brought thereon. Furthermore, in case any action or proceeding be brought against Landlord by reason of any claims or liability, Tenant agrees to defend such action or proceeding at Tenant’s sole expense by counsel reasonably satisfactory to Landlord. Notwithstanding the foregoing, Tenant shall not be liable to Landlord, or to Landlord’s agents, servants, employees, or invitees for any damage to person or property solely and proximately caused by any gross negligence or willful misconduct of Landlord, and Landlord agrees to indemnify, defend and hold Tenant harmless from all claims for any such damage. The provisions of this Section 14 shall survive the expiration or earlier termination of this Lease with respect to any claims or liability arising from anything occurring prior to such expiration or earlier termination.

(C) Tenant’s Insurance. Tenant will comply with the requirements set forth in Section 2 of Exhibit D attached to this Lease and incorporated herein by this reference, including, without limitation, purchasing, at Tenant’s own expense, and keeping in force during the Term of this Lease, all of the insurance described in such section; provided, however, that he purchase of such insurance shall not release Tenant of any legal obligations contained within this Lease.

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15. CONDEMNATION AND EMINENT DOMAIN

(A) Termination. If the whole or any substantial part of the Premises should be taken for any public or quasi-public use under governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof (as applicable, a “Taking”), and the Taking would prevent or materially interfere with the use of the Premises for the purpose for which they are being used, then either party hereto shall have the right to terminate this Lease upon prior written notice to the other party, effective on the date physical possession is taken by the condemning authority or private purchaser.

(B) Partial Taking. If part of the Premises shall be the subject of a Taking, and this Lease is not terminated as provided in Section 15(A) above, this Lease shall not terminate but the Rent payable hereunder during the unexpired portion of this Lease shall be reduced in proportion to the percentage of the Premises condemned and the reduction shall be effective on the date physical possession is taken by the condemning authority or private purchaser.

(C) Awards. All compensation awarded for any Taking (or the proceeds of private sale in lieu thereof) of the Premises, Buildings or other improvements on the Land or any part thereof, shall be the property of Landlord, and Tenant hereby assigns its interest in any such award to Landlord; provided, however, Landlord shall have no interest in any award made to Tenant for loss of business or for the taking of Tenant’s fixtures and improvements if a separate award for such items is made to Tenant and such award does not reduce the amount of any award otherwise payable to Landlord.

(D) Evidence of Termination. Any election to terminate this Lease following a Taking shall be evidenced only by written notice of termination delivered to the other party not later than fifteen (15) days after the date on which physical possession is taken by the condemning authority or private purchaser and shall be deemed effective as of the date of said Taking.

16. HOLDING OVER.

Tenant will, on or before the Expiration Date or earlier termination of this Lease, yield up immediate possession to Landlord with all repairs and maintenance required herein to be performed by Tenant completed. If Landlord agrees in writing that Tenant may holdover after the Expiration Date or earlier termination of this Lease, unless the parties hereto otherwise agree in writing on the terms of such holding over, the holdover tenancy shall be subject to termination by Landlord at any time upon not less than five (5) days advance written notice, or by Tenant at any time upon not less than thirty (30) days advance written notice, and all of the other terms and provisions of this Lease shall be applicable during that period, except that Tenant shall pay Landlord from time-to-time, upon demand, as rental for the period of any holdover, and in addition to all Additional Rent for such period which would otherwise be required to be paid by Tenant during the Term hereof, an amount equal to one hundred fifty percent (150%) of the Base Rent in effect on the Expiration Date or the date or earlier termination of the Lease. Such amounts shall be computed on a daily basis for each day of the holdover period. Tenant shall pay all amounts due under this Section 16 to Landlord, upon demand, together with interest thereon at the Default Rate from the date of such demand until fully paid. Notwithstanding anything herein to the contrary, no holdover by Tenant, whether with or without consent of Landlord, shall operate to extend this Lease. The preceding provisions of this Section 16 shall not be construed as consent for Tenant to holdover.

17. QUIET ENJOYMENT.

Landlord represents and warrants that it has full right and authority to enter into this Lease and that Tenant, while paying the Rent herein set forth and performing its other covenants and agreements herein set forth, shall peaceably and quietly have, hold and enjoy the Premises for the Term hereof without hindrance or molestation from Landlord, subject to the terms and provisions of this Lease. Landlord shall not be liable for any interference or disturbance by other tenants or third persons, nor shall Tenant be released from any of the obligations of this Lease because of such interference or disturbance.

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18. EVENTS OF DEFAULT.

The following events shall be deemed to be “Events of Default” by Tenant under this Lease:

(A) Failure to Pay Rent. Tenant shall fail to pay any installment of the Rent herein reserved when due, or any other payment of reimbursement to Landlord required herein when due, and such failure shall continue for a period of five (5) days from the date such payment was due; or

(B) Abandonment. Tenant shall vacate all or a substantial portion of the Premises or fail to continuously operate its business at the Premises for the Permitted Use for a period of thirty (30) days whether or not an Event of Default has occurred as to Tenant’s payment of Rent due under this Lease; or

(C) Liens. Tenant shall fail to discharge any lien placed upon the Premises, Building or Land in violation of Section 22 hereof within twenty (20) days after any such lien or encumbrance is filed against the Premises, Building or Land, as applicable; or

(D) Generally. Tenant shall fail to comply with any term, provision or covenant of this Lease (other than as set forth in this Section 18), and shall not cure such failure within thirty (30) days after Tenant’s knowledge thereof; or

(E) Guarantor’s Default. An occurrence of any of the foregoing Events of Default with respect to any guarantor of this Lease, or if any guarantor fails to perform or observe any term, covenant or condition of its guaranty of this Lease; or

(F) Execution. The leasehold interest of Tenant shall be levied upon under execution or be attached by process of law or Tenant shall fail to contest diligently the validity of any lien or claimed lien and give sufficient security to Landlord to insure payment thereof or shall fail to satisfy any judgment rendered thereon and have the same released, and such failure shall continue for ten (10) days after Tenant’s knowledge of such proceeding; or

(G) Insolvency. Tenant shall become bankrupt or insolvent, or file any debtor proceedings, or voluntarily file pursuant to any statute a petition in bankruptcy or insolvency or for reorganization, or file a petition for the appointment of a receiver or trustee for all or substantially all of Tenant’s assets and such petition or appointment shall not have been set aside within sixty (60) days from the date of such petition or appointment, or in the event Tenant makes an assignment for the benefit of creditors, or petitions for or enters into an arrangement; or

(H) Insurance. Tenant shall fail to maintain any insurance required herein.

19. REMEDIES.

(A) Generally. Upon each occurrence of any Event of Default, Landlord shall have the option to pursue any one or more of the following remedies without any notice or demand: (i) terminate this Lease; and/or (ii) enter upon and take possession of the Premises with or without terminating this Lease; and/or (iii) alter all locks and other security devices at the Premises with or without terminating this Lease, and pursue, at Landlord’s option, one or more remedies pursuant to this Lease, Tenant hereby specifically waiving any state or federal law to the contrary; and in any such event Tenant immediately shall surrender its Premises to Landlord, and if Tenant fails to do so, Landlord, without waiving any other remedy it may have, may enter upon and take possession of the Premises or any part thereof by force if necessary, without being liable for prosecution or any claim of damages therefor.

(B) Late Charges and Interest. In the event Tenant fails to pay any installment of Rent or other sum due hereunder as and when such amount is due, to help defray the additional cost to Landlord for processing such late payments, Tenant shall pay to Landlord, on demand, as Additional Rent, a late charge in an amount equal to five (5%) percent of such installment, together with interest thereon at the Default Rate from the date of such demand, until fully paid. The failure to pay such late charge, and the applicable interest thereon, within five (5) days after demand therefor shall be an Event of Default. In addition, all Rent payable by Tenant under this Lease which is not paid within five (5) days after such amount is due shall bear interest at the Default Rate from the first day after such amount is due until such amount is fully paid. The provision for late charges and interest under this Section 19(B) shall be in addition to all of Landlord’s other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord’s remedies in any manner.

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(C) No Deemed Surrender; Landlord’s Rights. Exercise by Landlord of any one or more remedies hereunder granted or otherwise shall not be deemed to be an acceptance of surrender of the Premises by Tenant, whether by agreement or by operation of law, it being understood that such surrender can be effected only by the written agreement of Landlord and Tenant. No such alteration of locks or other security devices and no removal or other exercise of dominion by Landlord over the property of Tenant or others at the Premises shall be deemed unauthorized or constitute a conversion, Tenant hereby consenting, after any Event of Default to the aforesaid exercise of dominion over Tenant’s property within the Premises. All claims for damages by reason of such re-entry and/or repossession and/or alteration of locks or other security devices are hereby waived, as are all claims for damages by reason of any distress warrant, forcible detainer proceedings, sequestration proceedings or other legal process. Tenant agrees that any re-entry by Landlord may be pursuant to judgment obtained in forcible detainer proceedings or other legal proceedings or without the necessity for any legal proceedings, as Landlord may elect, and Landlord shall not be liable for trespass or otherwise.

(D) Ongoing Liability. In the event Landlord elects to terminate this Lease by reason of an Event of Default, then notwithstanding such termination, Tenant shall be liable for and shall pay to Landlord, at the address specified for notice to Landlord herein, the sum of all Rent and other indebtedness accrued to the date of such termination, plus, as damages, an amount equal to the greater of (i) the total Base Rent hereunder for the remaining portion of the Term (had this Lease not been terminated by Landlord prior to the Expiration Date), and (ii) the then present value of the then fair rental value of the Premises for such period.

(E) Possession without Termination. In the event that Landlord elects to repossess the Premises without terminating this Lease, then Tenant, at Landlord’s option, shall be liable for and shall pay to Landlord, at the address specified for notice to Landlord herein, all Rent and other indebtedness accrued to the date of such repossession, plus Rent required to be paid by Tenant to Landlord during the remainder of the Term until the Expiration Date diminished by any net amounts of Rent thereafter received by Landlord through reletting the Premises during said period (after deducting expenses incurred by Landlord as provided in Section 19(F) below). In no event shall Tenant be entitled to any excess of any rental obtained by letting over and above the Base Rent herein reserved. Actions to collect amounts due by Tenant to Landlord under this Section 19(E) may be brought from time to time, on one or more occasions, without the necessity of Landlord’s waiting until Expiration Date.

(F) Landlord’s Costs. In case of any Event of Default or breach by Tenant, or threatened or anticipatory Event of Default or breach, Tenant shall also be liable for and shall pay to Landlord, at the address specified for notice to Landlord herein, in addition to any sum provided to be paid above, any and all broker’s fees incurred by Landlord in connection with reletting the whole or any part of the Premises; the costs of removing and storing Tenant’s or the occupant’s property; the costs of repairing, altering, remodeling or otherwise putting the Premises into condition acceptable to a new tenant or tenants, and all reasonable expenses incurred by Landlord in enforcing or defending Landlord’s rights and/or remedies including reasonable attorney’s fees.

(G) Reletting. In the event of termination or repossession of the Premises for an event of default, Landlord shall not have any obligation to relet or to attempt to relet the Premises, or any portion thereof, or to collect rental after reletting; and in the event of reletting, Landlord may relet the whole or any portion of the Premises for any period to any tenant and for any use and purpose.

(H) Landlord’s Right to Perform. If Tenant should fail to make any payment or fail to perform any other obligations of Tenant hereunder within the time herein permitted, Landlord, without being under any obligation to do so and without thereby waiving any such failure or Event of Default, as applicable, may make such payment and/or remedy such other failure at the expense of Tenant without further prior notice to Tenant (and enter the Premises for such purpose), and all sums expended by, or expenses incurred by, Landlord (including reasonable attorney’s fees) in making such payment or performing such obligation shall be deemed to be Additional Rent under this Lease and shall be due and payable upon demand by Landlord, together with interest thereon at the Default Rate from the date of such demand until fully paid.

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(I) Furniture, Fixtures and Equipment. In the event that Landlord shall have taken possession of the Premises pursuant to the authority herein granted, then Landlord shall have the right to keep in place and use all of the furniture, fixtures and equipment at the Premises, including that which is owned by or leased to Tenant at all times prior to any foreclosure thereon by Landlord or repossession thereof by any lessor thereof or third party having a lien thereon. Landlord shall also have the right to remove from the Premises (without the necessity of obtaining a distress warrant, writ of sequestration or other legal process) all or any portion of such furniture, fixtures, equipment and other property located thereon and to place same in storage at any Premises within the County in which the Premises is located; and in such event, Tenant shall be liable to Landlord for all costs incurred by Landlord in connection with such removal and storage. Landlord shall also have the right to relinquish possession of all or any portion of such furniture, fixtures, equipment and other property to any person (“Claimant”) claiming to be entitled to possession thereof who presents to Landlord a copy of any instrument represented to Landlord by Claimant to have been executed by Tenant (or any predecessor Tenant) granting Claimant the right under various circumstances to take possession of such furniture, fixtures, equipment or other property, without the necessity on the part of Landlord to inquire into the authenticity of said instrument’s copy of Tenant’s or Tenant’s predecessor’s signature(s) thereon and without the necessity of Landlord making any investigation or inquiry as to the validity of the factual or legal basis upon which Claimant purports to act; and Tenant agrees to indemnify and hold Landlord harmless from all cost, expense, loss, damage and liability incident to Landlord’s relinquishment of possession of all or any portion of such furniture, fixtures, equipment or other property to Claimant. The right of Landlord herein stated shall be in addition to any and all other rights which Landlord has or may hereafter have at law or in equity; and Tenant stipulates and agrees that the rights herein granted Landlord are commercially reasonable.

(J) Suits by Landlord. Actions or suits for the recovery of amounts and damages payable under this Lease may be brought by Landlord from time to time, at Landlord’s election, and Landlord shall not be required to await the date upon which the Lease Term would have expired to bring any such action or suit.

20. LANDLORD’S LIEN.

In addition to any statutory lien for rent in Landlord’s favor, Landlord shall have and Tenant hereby grants to Landlord a continuing security interest for all rentals and other sums of money becoming due hereunder from Tenant, upon all goods, wares, equipment, fixtures, furniture, inventory, accounts, contract rights, chattel paper and other personal property of Tenant situated on the Premises, and such property shall not be removed therefrom without the consent of Landlord until all arrearages in rent as well as any and all other sums of money then due to Landlord hereunder shall first have been paid and discharged. Products of collateral are also covered. The record owner of such property is Tenant unless otherwise designated in writing to Landlord. Upon the occurrence of an Event of Default under this Lease, Landlord shall have, in addition to any other remedies provided herein or by law, all rights and remedies under the Uniform Commercial Code, including without limitation the right to sell the property described in this Section 20 at public or private sale upon five (5) days notice to Tenant. Tenant hereby authorizes Landlord at any time and from time to time to file any initial financing statements, amendments thereto and continuation statements as authorized by applicable law, required by Landlord to establish or maintain the validity, perfection and priority of the security interests granted in this Lease. For purposes of such filings, Tenant agrees to furnish any information requested by Landlord promptly upon request by Landlord. Tenant also ratifies its authorization for Landlord to have filed any like initial financing statements, amendments thereto or continuation statements if filed prior to the Lease Date. Tenant hereby irrevocably constitutes and appoints Landlord and any officer or agent of Landlord, with full power of substitution, as its true and lawful attorneys-in-fact with full irrevocable power and authority in the place and stead of Tenant or in Tenant’s own name to execute in Tenant’s name any such documents and to otherwise carry out the purposes of this Section 20, to the extent that Tenant’s authorization above is not sufficient. To the extent permitted by law, Tenant hereby ratifies all acts said attorneys-in-fact shall lawfully do, have done in the past or cause to be done in the future by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable. Any statutory lien for rent is not hereby waived, the express contractual lien herein granted being in addition and supplementary thereto. Tenant warrants that the collateral subject to the security interest granted herein is not purchased or used by Tenant for personal, family or household purposes. Within twenty (20) days of Tenant’s written request therefor, Landlord shall execute a subordination of lien, in a form provided by Landlord at the time of such request, for the purpose of subordinating the lien hereby granted to Landlord pursuant to this Section 20 to any purchase money financing required by Tenant to purchase any of the goods, wares, equipment, fixtures, furniture, inventory, accounts, contract rights, chattel paper and other personal property encumbered by such lien. Concurrently with Tenant’s request for such subordination, Tenant shall pay to Landlord a fee of $1,500 to defray Landlord’s expenses in reviewing such request.

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21. MORTGAGES; ATTORNMENT.

(A) Subordination. This Lease shall be subordinate to any deed of trust, mortgage, or other security instrument (each, a “Mortgage”), or any ground lease, master lease, or primary lease (each, a “Primary Lease”), that now or hereafter covers all or any part of the Premises, Building, Land and other improvements located on the Land (the mortgagee under any such Mortgage, beneficiary under any such deed of trust, or the lessor under any such Primary Lease is referred to herein as a “Landlord’s Mortgagee”). Any Landlord’s Mortgagee may elect at any time, unilaterally, to make this Lease superior to its Mortgage, Primary Lease, or other interest in the Premises by so notifying Tenant in writing. The provisions of this Section shall be self-operative and no further instrument of subordination shall be required; however, in confirmation of such subordination, Tenant shall execute and return to Landlord (or such other party designated by Landlord) within ten (10) days after written request therefor such documentation, in recordable form if required, as a Landlord’s Mortgagee may reasonably request to evidence the subordination of this Lease to such Landlord’s Mortgagee’s Mortgage or Primary Lease (including a subordination, non-disturbance and attornment agreement) or, if Landlord’s Mortgagee so elects, the subordination of such Landlord’s Mortgagee’s Mortgage or Primary Lease to this Lease. In connection with the initial execution of this Lease, Landlord shall use commercially reasonable efforts to obtain a Subordination, Non-Disturbance and Attornment Agreement substantially in the form of Exhibit G attached hereto for the benefit of Tenant from Landlord’s Mortgagee.

(B) Notice to Mortgagee. Tenant shall not seek to enforce any remedy it may have for any default on the part of Landlord without first giving written notice by certified mail, return receipt requested, specifying the default in reasonable detail, to any Landlord’s Mortgagee whose address has been given to Tenant, and affording such Landlord’s Mortgagee a reasonable opportunity to perform Landlord’s obligations hereunder.

(C) Mortgagee’s Liability. If Landlord’s Mortgagee shall succeed to the interest of Landlord under this Lease, Landlord’s Mortgagee shall not be: (1) liable for any act or omission of any prior lessor (including Landlord); (2) bound by any rent or additional rent or advance rent which Tenant might have paid for more than the current month to any prior lessor (including Landlord), and all such rent shall remain due and owing, notwithstanding such advance payment; or (3) bound by the Security Deposit or any security or advance rental deposit made by Tenant which is not delivered or paid over to Landlord’s Mortgagee and with respect to which Tenant shall look solely to Landlord for refund or reimbursement. Landlord’s Mortgagee shall have no liability or responsibility under or pursuant to the terms of this Lease or otherwise after it ceases to own an interest in the Building. Nothing in this Lease shall be construed to require Landlord’s Mortgagee to see to the application of the proceeds of any loan, and Tenant’s agreements set forth herein shall not be impaired on account of any modification of the documents evidencing and securing any loan.

(D) Attornment. If the interest of Landlord is transferred to any person (a “Successor Landlord”) by reason of the termination or foreclosure, or proceedings for enforcement, of a Mortgage or Primary Lease, by delivery of a deed in lieu of such foreclosure or proceedings, or in connection with the sale or other conveyance of Landlord’s interest in the Premises, Tenant will immediately and automatically attorn to the Successor Landlord. Upon attornment, this Lease will continue in full force and effect as a direct lease between the Successor Landlord and Tenant. Tenant agrees, upon request by and without cost to the Successor Landlord, to promptly execute and deliver to the Successor Landlord such instrument(s) as may be reasonably required to evidence such attornment.

22. MECHANICS LIEN AND OTHER TAXES.

Tenant shall have no authority, express or implied, to create or place any lien or encumbrance of any kind or nature whatsoever upon, or in any manner to bind the interests of Landlord in the Property or any improvements located on the Land or to charge the Rent payable hereunder for any claim in favor of any person dealing with Tenant, including those who may furnish materials or perform labor for any construction or repairs, and each such claim shall affect and each such lien shall attach to, if at all, only the leasehold interest granted to Tenant by this Lease. Tenant shall cause any lien placed on the Property or improvements located on the Land to be discharged and removed of

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record (by satisfaction or bonding in accordance with all applicable law, ordinances and regulations) within ten (10) days after the filing thereof. Tenant covenants and agrees that it will pay or cause to be paid all sums legally due and payable by it on account of any labor performed or materials furnished in connection with any work performed on the Premises on which any lien is or can be validly and legally asserted against its leasehold interest in the Premises or the improvements thereon and that it will indemnify and save and hold Landlord harmless from any and all loss, cost or expense based on or arising out of asserted claims or liens against the leasehold estate or against the right, title and interest of Landlord in the Property or any improvements located on the Land resulting from Tenant’s lease of the Premises or under the terms of this Lease. Tenant agrees to give Landlord immediate written notice if any lien or encumbrance is placed on the Premises.

23. NOTICES.

Each provision of this Lease or of any applicable governmental laws, ordinances, regulations and other requirements with reference to the sending, mailing or delivery of any notice or the making of any payment by Landlord to Tenant or with reference to the sending, mailing or delivery of any notice or the making of any payment by Tenant to Landlord shall be deemed to be complied with when and if the following steps are taken:

(A) Tenant’s Payments. All Rent and other payments required to be made by Tenant to Landlord hereunder shall be payable to Landlord at the address hereinbelow set forth or at such other address as Landlord may specify from time to time by written notice delivered in accordance herewith. Tenant’s obligations to pay Rent and any other amounts to Landlord under the terms of this Lease shall not be deemed satisfied until such Rent and other amounts have been actually received by Landlord.

(B) Landlord’s Payments. All payments required to be made by Landlord to Tenant hereunder shall be payable to Tenant at the address hereinbelow set forth, or at such other address within the continental United States as Tenant may specify from time to time by written notice delivered in accordance herewith.

(C) Method of Delivery; Addresses. All notices and other communications or deliveries given pursuant to this Lease shall be in writing and shall be either: (i) mailed by first class, United States Mail, postage prepaid, certified, with return receipt requested, and addressed to the parties hereto at the address specified below in this Section 23(C); (ii) hand delivered to the intended addressee; (iii) sent by a nationally recognized overnight courier service; or (iv) sent by Email transmission during normal business hours followed by a copy of such notice sent in another manner permitted hereunder. All notices shall be effective upon the earlier to occur of actual receipt, one (1) business day following deposit with a nationally recognized overnight courier service, or three (3) days following deposit in the United States mail. The parties hereto may change their addresses by giving written notice thereof to the other in conformity with this provision. The initial notice addresses for Landlord and Tenant are as follows:

LANDLORD:	TENANT:
Forum Drive Industrial Properties, LLC c/o Johnson Development Associates, Inc. 100 Dunbar Street, Suite 400 Spartanburg, SC 29302 Attn: Andy Halligan Email: (ahalligan@johnsondevelopment.net)	Wallbox USA Inc. 723 N. Shoreline Blvd Mountain View, CA 94043 Attn: General Manager Email: douglas.alfaro:@wallbox.com

With a copy to:	With a copy to:

Forum Drive Industrial Properties, LLC c/o Johnson Development Associates, Inc. 100 Dunbar Street, Suite 400 Spartanburg, SC 29302 Attn: Brooks Gaylord Email: bgaylord@johnsondevelopment.net	Wallbox USA Inc. 800 W. El Camino Real Suite 180 Mountain View, CA 94040

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24. HAZARDOUS MATERIALS

(A) Certain Definitions. For purposes of this Lease, “Hazardous Materials” shall include all solid, liquid or gaseous materials defined or regulated as wastes under any federal statute or regulation or any state or local law, regulation or ordinance and shall further include all other substances defined or regulated as pollutants or as hazardous, toxic, infectious, or radioactive substances under any Environmental Law. “Environmental Law” means any federal, state or local statute, law, rule, regulation, ordinance, code, policy or rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, health, safety or Hazardous Materials, including without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980,42 U.S.C. §§ 9601 et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. §§ 6901 et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. §§1801 et seq.; the Clean Water Act, 33 U.S.C. §§ 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. §§ 2601 et seq.; the Clean Air Act, 42 U.S.C. §§ 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. §§ 300f et seq.; the Atomic Energy Act, 42 U.S.C. §§ 2011 et seq.; the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.(C) §§ 136 et seq.; the Occupational Safety and Health Act, 29 U.S.C. §§ 651 et seq. “Environmental Claims” means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, investigations, proceedings, consent orders or consent agreements relating in any way to any Environmental Law or any Environmental Permit, including without limitation (i) any and all Environmental Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law and (ii) any and all Environmental Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment. “Environmental Permits” means all permits, approvals, identification numbers, licenses and other authorizations required under any applicable Environmental Law.

(B) Hazardous Materials Activities. Tenant shall not cause or permit any Hazardous Materials to be used, generated, stored or disposed of on, under or about, or transported to or from the Premises, Building or Land (collectively, “Hazardous Materials Activities”) except for limited quantities used or stored at the Premises and required in connection with the routine operation and maintenance of the Premises, and then only in compliance with all applicable Environmental Laws and Environmental Permits, which compliance shall be at Tenant’s sole cost and expense. Additionally, Tenant shall not cause or permit any Hazardous Materials to be disposed of on, under or about the Premises, without the express prior written consent of Landlord, which may be withheld for any reason and may be revoked at any time. If any lender or governmental agency shall ever require testing to ascertain whether or not there has been any release of Hazardous Materials in, on, or about the Premises, as a result of any evidence reasonably indicating such release during the Term hereof resulting from the acts or omissions of Tenants, its employees, agents or contractors, then the reasonable costs thereof, together with interest thereon at the Default Rate from the date of such demand until fully paid, shall be reimbursed by Tenant to Landlord, upon demand, as Additional Rent if such requirement applies to Tenant’s use and occupancy of the Premises.

(C) Duty to Notify Landlord. Tenant will immediately advise Landlord in writing of any of the following: (i) any pending or threatened Environmental Claim against Tenant relating to the Property; (ii) any condition or occurrence on the Property that (a) results in noncompliance by Tenant with any applicable Environmental Law, or(b) could reasonably be anticipated to form the basis of an Environmental Claim against Tenant or Landlord or the Property; (iii) any condition or occurrence on the Premises or any property adjoining the Premises that could reasonably be anticipated to cause the Premises to be subject to any restrictions on the ownership, occupancy, use or transferability of the Premises under any Environmental Law; and (iv) the actual or anticipated taking of any removal or remedial action by Tenant in response to the actual or alleged presence of any Hazardous Material on the Property. All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and Tenant’s response thereto. In addition, Tenant will provide Landlord with copies of all communications regarding the Premises with any governmental agency relating to Environmental Laws, all such communications with any person relating to Environmental Claims, and such detailed reports of any such Environmental Claim as may reasonably be requested by Landlord.

(D) Liability and Indemnity. Landlord shall not be liable to Tenant or to any other party for any Hazardous Materials Activities conducted or permitted on, under or about the Premises, Building or Land by Tenant or by Tenant’s employees, agents, contractors, licensees or invitees, and Tenant shall indemnify, defend and hold

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Landlord harmless from any claims, damages, fines, penalties, losses, judgments, costs and liabilities arising out of or related to (i) any Hazardous Materials Activities conducted or permitted on, under or about the Premises, Building or Land by Tenant or by Tenant’s employees, agents, contractors, Licensees or invitees, regardless of whether Landlord shall have consented to, approved of, participated in or had notice of such Hazardous Materials Activities or (ii) any Environmental Claim relating in any way to Tenant’s operation or use of the Premises. The provisions of this Section 24 shall survive the expiration or termination of this Lease.

(E) End of Term. On or prior to the Expiration Date or earlier termination of this Lease, Tenant shall remove from the Premises, at Tenant’s sole expense, all Hazardous Materials located, stored and disposed of on, under or about the Premises. Tenant shall close, remove or otherwise render safe any Buildings, tanks, containers or other facilities related to the Hazardous Materials Activities conducted or permitted on the Premises in the manner required by all applicable laws, regulations, ordinances or orders. The covenants set forth in this Section 24 shall survive expiration or earlier termination of this lease.

(F) No Change of Use. Tenant will not change, or permit to be changed, the use of the Premises permitted under Section 4 hereof unless Tenant shall have notified Landlord thereof in writing and Landlord shall have determined, in its sole and absolute discretion, that such change will not result in the presence of Hazardous Materials on the Premises except for those described in Section 24(B) above.

(G) Existing Hazardous Materials. Tenant’s indemnification of Landlord under this Section 24 shall not be applicable to any Hazardous Materials that were located at the Premises or the Property on the Commencement Date, nor any Hazardous Materials placed on the Premises or Property by Landlord, its employees, agents, or contractors.

25. INSOLVENCY OR BANKRUPTCY.

The appointment of a receiver to take possession of all or substantially all of the assets of Tenant, or an assignment of Tenant for the benefit of creditors, or any action taken or suffered by Tenant under any insolvency, bankruptcy, or reorganization act, shall at Landlord’s option constitute an Event of Default hereunder. Upon the happening of any such event or at any time thereafter, this Lease shall terminate five (5) days after written notice of termination from Landlord to Tenant. In no event shall this Lease be assigned or assignable by operation of law or by voluntary or involuntary bankruptcy proceedings or otherwise and in no event shall this Lease or any rights or privileges hereunder be an asset of Tenant under any bankruptcy, insolvency, or reorganization proceedings.

26. LANDLORD’S LIABILITY.

All obligations of Landlord hereunder shall be construed as covenants, not conditions; and Tenant may not terminate this Lease or withhold payment of Rent for breach of Landlord’s obligations hereunder. Tenant hereby waives the benefit of any laws granting it the right to perform Landlord’s obligations or the right to terminate this Lease or withhold rent on account of any Landlord default. All obligations of Landlord under this Lease will be binding upon Landlord only during the period of its ownership of the Premises and not thereafter. The term “Landlord” as used in this Lease shall mean only the owner, for the time being of the Premises, and in the event of the transfer by such owner of its interest in the Premises, such owner shall thereupon be released and discharged from all obligations of Landlord thereafter accruing, but such obligations shall be binding during the Term of this Lease upon each new owner for the duration of such owner’s ownership. The liability of Landlord (and its partners, shareholders or members) to Tenant (or any person or entity claiming by, through or under Tenant) for any default by Landlord under the terms of this Lease or any matter relating to or arising out of the occupancy or use of the Premises and/or other areas of the Building or Property shall be limited to Tenant’s actual direct, but not consequential, damages therefor. In no event shall Landlord’s liability for any breach of this Lease exceed the amount of rental then remaining unpaid for the then current Term (exclusive of any renewal periods which have not then actually commenced). This provision is not intended to be a measure or agreed amount of Landlord’s liability with respect to any particular breach, and shall not be utilized by any court or otherwise for the purpose of determining any liability of Landlord hereunder, except only as a maximum amount not to be exceeded in any event. Furthermore, any liability of Landlord hereunder shall be enforceable only out of the Building and in no event out of the separate assets of any constituent partner of Landlord. Neither Landlord nor any of its respective officers, directors, employees, heirs, successors, or assigns, shall have any personal liability of any kind or nature, directly or indirectly, under or in connection with this Lease. No holder or beneficiary of any mortgage or deed of trust on any part of the Property shall have any liability to Tenant hereunder for any default of Landlord.

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27. SURRENDER OF PREMISES UPON EXPIRATION OR TERMINATION

Tenant shall give written notice to Landlord at least thirty (30) days prior to vacating the Premises upon the natural expiration of this Lease (or at such earlier time as may be expressly permitted hereunder) and shall arrange to meet with Landlord for a joint inspection of the Premises prior to vacating. In the event of Tenant’s failure to give such notice or arrange such joint inspection, Landlord’s inspection at or after Tenant’s vacating the Premises shall be conclusively deemed correct for purposes of determining Tenant’s responsibility for repairs and restoration. After such inspection, Landlord shall provide Tenant with written notice of all repairs or other actions required by Tenant to put the Premises, including without limitation all heating and air conditioning systems and equipment therein, in good condition and repair. Tenant shall complete such repairs and other obligations no later than the Expiration Date, or the date otherwise set for the termination of Tenant’s occupancy pursuant to the provisions of this Lease, as applicable. In the event that Tenant fails to complete any such repairs or obligations by such date (such time period not being subject to any notice and cure provisions under this Lease), Landlord may at its option make such repairs or perform such obligations without any liability to Tenant (including, but not limited to, any consequential loss or damage suffered by Tenant as a result of such performance). Tenant shall be liable to Landlord for the cost of such repairs. Any Security Deposit held by Landlord shall be credited against the amount payable by Tenant under this Lease. Tenant shall pay to Landlord, upon demand, the total amount of all such costs in excess of any Security Deposit held by Landlord plus interest thereon at the Default Rate, such interest to accrue continuously from the date of payment by Landlord until repayment by Tenant. Notwithstanding anything herein to the contrary, the provisions of this Section 27 shall expressly survive the expiration or termination of this Lease.

28. MISCELLANEOUS.

(A) Interpretation. Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires.

(B) Brokers. Landlord and Tenant represent and warrant that no broker or agent negotiated or was instrumental in negotiating or consummating this Lease except the Brokers. Neither party knows of any other real estate broker or agent who is or might be entitled to a commission or compensation in connection with this Lease. Landlord will pay all fees, commissions or other compensation payable to the Brokers to be paid by Landlord according to Section 1(I). Tenant and Landlord will indemnify and hold each other harmless from all damages paid or incurred by the other resulting from any claims asserted against either party by brokers or agents claiming through the other party.

(C) Successors and Assigns. Subject to the provisions of Section 12 hereof, the terms, provisions and covenants and conditions contained in this Lease shall apply to, inure to the benefit of, and be binding upon the parties hereto and upon their respective heirs, legal representatives, successors and permitted assigns, except as otherwise herein expressly provided. Landlord shall have the right to assign any of its rights and obligations under this Lease. Each party agrees to furnish to the other, promptly upon demand, a corporate resolution, proof of due authorization by partners, or other appropriate documentation evidencing the due authorization of such party to enter into this Lease.

(D) Captions. The captions inserted in this Lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Lease, or any provision hereof, or in any way affect the interpretation of this Lease.

(E) Estoppel. Tenant agrees from time to time within ten (10) days after request of Landlord, to deliver to Landlord, or Landlord’s designee a certificate of occupancy (if applicable) and an estoppel certificate stating that this Lease is in full force and effect, the date to which Rent has been paid, the unexpired Term of this Lease and such other matters pertaining to this Lease as may be requested by Landlord. It is understood and agreed that Tenant’s obligation to furnish such estoppel certificates within such ten (10) day period is a material inducement for Landlord’s execution of this Lease.

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(F) Entire Agreement; Amendment. This Lease constitutes the complete and entire agreement of Landlord and Tenant with respect to the subject matter hereof. No representations, inducements, promises or agreements, oral or written, have been made by Landlord or Tenant, or anyone acting on behalf of Landlord or Tenant, which are not contained herein, and any prior agreements, promises, negotiations, or representations are superseded by this Lease. This Lease may not be altered, changed or amended except by an instrument in writing signed by both parties hereto. All exhibits attached hereto are hereby incorporated into this Lease and made a part hereof. In the event of any conflict between such exhibits (other than the rules and regulations) and the terms of this Lease, such exhibits shall control. In the event of a conflict between the rules and regulations attached hereto and the terms of this Lease, the terms of this Lease shall control.

(G) Survival. All obligations of Tenant hereunder not fully performed as of the Expiration Date or earlier termination of the Term of this Lease shall survive the expiration or earlier termination of the Term hereof, including without limitation all payment obligations with respect to Taxes and insurance costs and all obligations concerning the condition of the Premises and all other Additional Rent.

(H) Partial Invalidity. If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws effective during the Term of this Lease, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby, and it is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there be added as a part of this Lease contract a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

(I) Offer Subject to Revocation. Because the Premises are on the open market and are presently being shown, this Lease shall be treated as an offer with the Premises being subject to prior lease and such offers subject to revocation or non-acceptance by Landlord or to other use of the Premises without notice, and this Lease shall not be valid or binding unless and until fully executed by Landlord and Tenant.

(J) Time of the Essence. Time is of the essence of this Lease and all of its provisions. This Lease in all respects shall be governed by the laws of the State in which the Premises are located.

(K) Window Treatments. Tenant shall not be permitted to install drapes, curtains, blinds or any window treatment without Landlord’s prior written approval.

(L) Obligations to Landlord and Others. The duties and obligations of Tenant shall run and extend not only to the benefit of Landlord, as named herein, but to the benefit of either of the following, at such party’s option: (i) any person by, through or under which Landlord derives the right to lease the Premises; and (ii) holders of mortgage or rent assignment interests in the Premises, as their respective interests may appear; provided, however, nothing contained herein shall be construed to obligate Tenant to pay Rent to any person other than Landlord until such time as Tenant has been given written notice of either an exercise of a rent assignment or the succession of some other party to the interests of Landlord.

(M) No Waiver. If either Landlord or Tenant waives the performance of any term, covenant or condition contained in this Lease, such waiver shall not be deemed to be a waiver of any subsequent breach or nonperformance of the same or any other term, covenant or condition contained herein. Furthermore, the acceptance of rent by Landlord shall not constitute a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, regardless of Landlord’s knowledge of such preceding breach at the time Landlord accepted such rent. Failure by Landlord to enforce any of the terms, covenants or conditions of this Lease for any length of time shall not be deemed to waive or to decrease the right of Landlord to insist thereafter upon strict performance by Tenant. Waiver by Landlord of any term, covenant or condition contained in this Lease may only be made by a written document signed by Landlord.

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(N) Interest. Except as otherwise expressly provided herein, any sum accruing to Landlord under the provisions of this Lease which shall not be paid when due shall bear interest, commencing on the fifth (5th) day after the date that such amount is was due, at the rate equal to the lesser of (i) twenty (20%) percent, and (ii) the maximum amount permitted by law (the “Default Rate”).

(O) Counterparts; Facsimile Signatures. This Lease may be executed in counterparts, each of which will constitute an original, but all of which, when taken together, will constitute but one agreement. Executed copies hereof may be delivered by telecopier, email or other electronic means and upon receipt will be deemed originals and binding upon the parties hereto, regardless of whether originals are delivered thereafter.

(P) Business Day. As used herein, the term “business day” shall mean all days, excluding Saturdays, Sundays and all days observed by either the State in which the Premises are located or the United States government as legal holidays. In the event that any date for performance falls on a day other than a business day, then performance shall be postponed until the next business day.

(Q) Financial Statements. Landlord may request financial statements from Tenant if Tenant is in default or if Landlord is selling or refinancing property. Tenant agrees within five (5) days after request of Landlord, to deliver to Landlord its most recent financial statements, which includes Tenant’s income statement and balance sheet.

(R) Calculation of Charges. Landlord and Tenant agree that each provision of this Lease for determining charges, amounts and additional rent payments by Tenant (including without limitation, Section 3 of this Lease) is commercially reasonable.

(S) Waiver of Jury Trial. TENANT AND LANDLORD WAIVE ANY RIGHT TO TRIAL BY JURY OR TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN LANDLORD AND TENANT ARISING OUT OF THIS LEASE OR ANY OTHER INSTRUMENT, DOCUMENT, OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO.

(T) Security Services. Tenant acknowledges and agrees that, while Landlord may (but shall not be obligated to) patrol the project of which the Premises is a part, Landlord is not providing any security services with respect to the Premises and that Landlord shall not be liable to Tenant for, and Tenant waives any claim against Landlord with respect to, any loss by theft or any other damage suffered or incurred by Tenant in connection with any unauthorized entry into the Premises or any other breach of security with respect to the Premises.

(U) No Recording. Neither this Lease nor a memorandum of lease shall be filed by or on behalf of Tenant in any public record. Landlord may prepare and file, and upon request by Landlord, Tenant will execute a memorandum of lease.

(V) Construction of Lease. Each party acknowledges that it has had the opportunity to consult counsel with respect to this Lease, and therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Lease or any exhibits or amendments hereto.

(W) Patriot Act Compliance.

(i) No action, proceeding, investigation, charge, claim, report or notice has been filed, commenced, or threatened against Tenant or any of its Affiliates (as herein defined) alleging any violation of any laws relating to terrorism or money laundering including, without limitation, Executive Order No. 13224 on Terrorist Financing (effective September 24, 2001) (“Executive Order”) and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107 56) (“Patriot Act”). To Tenant’s knowledge, neither Tenant nor any of its Affiliates is in violation of taking any action which could reasonably be expected to result in any action, proceeding, investigation, charge, claim, report or notice being filed, commenced, or threatened against Tenant or any of

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its Affiliates alleging any violation of, or failure to comply with, the Executive Order or the Patriot Act. For the purposes of this Section 15.16, the term “Affiliates” shall mean all affiliated and related entities of Tenant, as well as all officers, directors, managers, shareholders, partners, members or other parties having an interest in Tenant or its affiliated or related entities (except that if the company is publicly traded on a nationally recognized stock exchange, then shareholders, partners and lenders with less than a twenty-five percent (25%) ownership interest shall be excluded).

(ii) Neither Tenant nor its Affiliates is a “Prohibited Person,” which is defined as follows: (i)a person or entity that is listed in the Annex to, or is otherwise subject to the provisions of the Executive Order and relating to blocking property and prohibiting transactions with persons who commit, threaten to commit, or support terrorism; (ii) a person or entity owned or controlled by, or acting for or on behalf of, any person or entity that is listed in the Annex to, or is otherwise subject to the provisions of, the Executive Order; (iii) a person or entity with whom Landlord is prohibited from dealing or otherwise engaging in any transaction by any terrorism or money laundering law, including the Executive Order and the Patriot Act; (iv) a person or entity who commits, threatens, or conspires to commit or supports “terrorism” as defined in the Executive Order; (v) a person or entity that is named as a “specially designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, http://www.treas.gov/ofac/tllsdn.pdf, or at any replacement website or other replacement official publication of such list; and (vi) a person or entity who is affiliated with a person or entity listed above.

(iii) Neither Tenant nor any of its Affiliates is or will, knowingly (i) conduct any business or engage in any transaction or dealing with any Prohibited Person, including the making or receiving any contribution of funds, goods, or services to or for the benefit of any Prohibited Person; (ii) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to any terrorism or money laundering law, including the Executive Order and the Patriot Act; or (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any terrorism or money laundering law, including the Executive Order and the Patriot Act.

(iv) In connection with any changes of direct or indirect ownership of Tenant or any of its Affiliates requiring notice to Landlord or requiring Landlord’s consent under this Lease, Tenant shall give written notice to Landlord (i) advising Landlord, in reasonable detail, as to the proposed ownership change, and (ii) reaffirming that the representations and warranties set forth in this Section will remain true and correct. Tenant agrees to promptly deliver to Landlord (but in any event within ten (10) days following Landlord’s written request) any certification or other evidence requested from time to time by Landlord in its reasonable discretion, confirming Tenant’s and any of its Affiliates’ compliance with the foregoing terms and conditions.

(X) Relationship. Nothing contained herein shall be deemed or construed as creating the relationship of principal and agent or of partnership, or of joint venture by the parties hereto, it being understood and agreed that no provision contained in this Lease nor any acts of the parties hereto shall be deemed to create any relationship other than the relationship of landlord and tenant.

(Y) Confidentiality. The terms and conditions of this Lease constitute proprietary information of Landlord that Tenant covenants and agrees to keep such terms and conditions strictly confidential. Tenant acknowledges that the disclosure of such information would adversely affect Landlord’s ability to negotiate other leases and impair Landlord’s relationship with other tenants. Tenant covenants and agrees that neither Tenant nor its employees or agents will directly or indirectly disclose the Rent, financial terms or other terms and conditions of this Lease to any other tenant or prospective tenant of Landlord or any landlord related to Landlord, or to any other person or entity, other than Tenant’s employees and agents who have a legitimate need to know such information (and who Tenant will also require to keep the same in confidence).

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29. GUARANTY.

It shall be a condition precedent to the effectiveness of this Lease that Wall Box Chargers, S.L. (“Guarantor’) execute and deliver to Landlord that certain Guaranty Agreement (“Guaranty”) dated as of the Lease Date, which Guaranty shall be in form attached hereto as Exhibit H.

[Remainder of page intentionally left blank]

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LANDLORD

By: Johnson Development Associates, Inc.,
its Manager

By: [signature]
Name: Dan C. Breeden Jr.
Title: Secretary/Treasurer

Lease Date: September 24, 2021

EXECUTED BY TENANT this 24 day of September, 2021.

TENANT:

WALLBOX USA INC.,
a Delaware corporation

By: [signature] [SEAL]

Name: Douglas Alfaro

Its: Vice President

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Landlord DCB
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IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Lease. EXECUTED BY LANDLORD this day of September, 2021. LANDLORD FORUM DRIVE INDUSTRIAL PROPERTIES, LLC, a South Carolina limited liability companyBy: Johnson Development Associates, Inc., its Manager By: Name: Title: Lease Date: EXECUTED BY TENANT this 24 day of September, 2021. TENANT: WALLBOX USA INC., a Delaware corporation Bv: [SEAL] Name: Douglas Alfaro Its: vice President

EXHIBIT A

THE LAND

BEING Lot BR1, Tract VI of FORUM 303 ADDITION, an Addition to the City of Arlington, Texas, according to the Plat thereof recorded in cc# D220250845, Real Property Records, Tarrant County, Texas.

Landlord DCB
Tenant D.A.

EXHIBIT B

THE PREMISES

9 TRAILER SPACES
12 DOCK POSITIONS
+ 1 DRIVE-IN DOOR
265'
4 BAY @ 54' + 1 BAY @ 49'
129,450 SF
1 BAY @ 60' + 7 BAYS @ 50' + 1 BAY @ 60'
84 AUTO SPACES
FORUM DRIVE
12 DOCK POSITIONS
+ 1 DRIVE-IN DOOR
29 FUTURE AUTO SPACES
EAST ARKANSAS LANE
GRAPHIC SCALE
N

MCGREGOR ASSOCIATES ARCHITECTS

JOHNSON DEVELOPMENT ASSOCIATES, INC.

FORUM 303

ARLINGTON, TEXAS

SITE PLAN

SP-002

Landlord DCB
Tenant D.A.

EXHIBIT C

LANDLORD’S WORK LETTER

(A) The “Commencement Date” will occur on January 1, 2022.

(B) Landlord’s Work means the construction and installation of the following items:

~2,504 s.f. of spec office constructed to Building standard

20’ FC LED spec lighting (open floor plan)

(a) Landlord shall provide Tenant with an allowance in an amount up to $433,657.75 or $3.35 per square foot of the Building (the “Tenant Improvement Allowance”) towards the hard and soft costs of improvements to be constructed in the Premises by Tenant (collectively, the “Tenant Improvements”). Tenant acknowledges and agrees that, except as otherwise set forth in the Lease, Landlord has no obligation whatsoever to make any improvements to the Premises, it being the understanding of the parties that, subject to Section 2(B) and Exhibit C of this Lease, Tenant accepts the Premises in its current “AS IS” condition and that Tenant shall be solely obligated, at Tenant’s sole cost and expense (subject to the application of the Tenant Improvement Allowance), to make any improvements necessary for Tenant’s business operations in the Premises and to obtain any and all Permits required for Tenant’s construction of the Tenant Improvements and Tenant’s occupancy of the Premises. The Tenant Improvements shall be constructed by Tenant and Tenant’s agents in a good and workmanlike manner, using new or like-new materials, and in accordance with all applicable Laws. The Tenant Improvements shall conform with a space plan, specifications and construction drawings (the “Plans”) reasonably approved in writing in advance by Landlord and shall be performed in accordance with Landlord’s reasonable construction rules and regulations. All of Tenant’s contractors and subcontractors working in connection with the Tenant Improvements shall be subject to Landlord’s approval, such approval not to be unreasonably withheld, delayed, conditioned or denied. All of Tenant’s contractors and subcontractors shall carry insurance in types and in amounts reasonably required by Landlord, naming Landlord as an additional insured. Subject to the foregoing, Landlord shall disburse the Tenant Improvement Allowance to Tenant in installments (no more frequently than once per month) within thirty (30) days after Landlord’s receipt of written request therefor after the portion of the Tenant Improvements for which Tenant is seeking reimbursement has been completed, together with the following: (i) the appropriate AIA application for payment signed by Tenant’s general contractor and architect and notarized certifying the completion of such portion of the Tenant Improvements, (ii) copies of all required current Permits for the Tenant Improvements not previously provided to Landlord, (iii) paid invoices, and (iv) lien waivers from contractors, subcontractors and vendors for completed work provided on a thirty (30) day trailing basis, with conditional lien waivers for the portion of the Tenant Improvement Allowance then being funded by Landlord and unconditional waivers for any portion of the Tenant Improvement Allowance previously funded by Landlord and any portion of the Tenant Improvement costs previously required to be paid by Tenant being submitted with the current request. Such disbursements shall be in the amounts so requested by Tenant (subject to, and in accordance with, the terms and conditions of this Exhibit C), less a ten percent (10%) retention (the aggregate amount of such retentions to be known as the “Final Retention”), but shall in no event exceed the remaining, undisbursed amount of the Tenant Improvement Allowance (not including the Final Retention). Upon completion of the Tenant Improvements, and prior to disbursement of the Final Retention, Tenant shall furnish Landlord with final and unconditional lien waivers from contractors, subcontractors and vendors, in addition to any other documentation required for such disbursement as set forth above. Tenant shall pay all costs of the Tenant Improvements in excess of the Tenant Improvement Allowance. Landlord shall at all times act reasonably and in good faith when considering and reviewing space plans, specifications, and construction drawings pursuant to this Exhibit C and shall provide responses to Tenant within seven (7) business days after receiving a request. If Landlord fails to consent or otherwise respond to a request for review and consent within seven (7) business days after receiving the request, then Tenant may send Landlord an additional copy of the notice stating “FAILURE TO RESPOND WITHIN 3 BUSINESS DAYS WILL CONSTITUTE DEEMED APPROVAL,” and, if Landlord does not respond within three (3) business days, the request will be such request shall be deemed approved.

(b) From and after the Commencement Date, Tenant shall have access to the Premises in order to commence installing its furniture, fixtures and equipment, and to commence construction of the Tenant Improvements (subject to this Exhibit C); provided however, all provisions of this Lease shall then be in full force and effect

Landlord DCB
Tenant D.A.

(including Tenant’s obligation to pay Rent, which shall commence on the Commencement Date. Tenant shall also be entitled to access the Premises after the Lease Date and prior to the Commencement Date in order to install Tenant Improvements and Tenant’s Work, but only to the extent that such activity (i) will not unreasonably interfere Landlord’s performance of the Landlord’s Work and (ii) is permitted by any and all applicable permits required in connection with such Tenant Improvements and that such activity proceeds without interfering with Landlord’s agents, contractors, subcontractors, and their respective employees, or Landlord’s substantial completion of the Landlord’s Work in any material respect.

(c) Intentionally deleted.

(d) Mechanic’s Liens. In the event that any mechanic’s lien is recorded against the Building or the Premises or any stop notices are served on Landlord during the course of the Tenant Work, then Landlord shall have the right to withhold from the Tenant Improvement Allowance a sum equal to one hundred fifty percent (150%) of the disputed amount. Landlord shall have the right to make payment of the disputed sum directly to the claimant to cause the release of any mechanic’s lien that has been filed against the Building or the Premises or to cause the release of any stop notice served on Landlord where said lien has not been removed by the recordation of either a release of mechanic’s lien or a statutory lien release bond issued by a corporate surety reasonably acceptable to Landlord within ten (10) business days following the date Tenant receives notice of filing of the mechanic’s lien or Landlord’s receipt of the stop notice.

(e) Construction of Tenant Work. Following Landlord’s final approval of the Tenant Plans and Tenant obtaining building and other governmentally required permits, Tenant shall commence and diligently proceed with the construction of the Tenant Work.

IN ADDITION TO TENANT’S INDEMNITY OBLIGATIONS UNDER THE LEASE, TENANT HEREBY AGREES TO INDEMNIFY LANDLORD AND HOLD LANDLORD HARMLESS FROM ANY AND ALL CLAIMS FOR PERSONAL OR BODILY INJURY AND PROPERTY DAMAGE THAT MAY ARISE FROM THE PERFORMANCE OF THE TENANT WORK, TO THE EXTENT RESULTING FROM THE NEGLIGENCE OR WILLFUL MISCONDUCT OF ITS GENERAL CONTRACTORS, SUBCONTRACTORS OR OTHERWISE.

Notwithstanding the foregoing, Tenant shall not commence the Tenant Work until the following is provided:

(1) Insurance. Prior to construction, Tenant shall provide Landlord with an original certificate of All-Risk Builder’s Risk Insurance (the “Builder’s Risk Insurance Policy”), subject to Landlord’s reasonable approval, in the minimum amount of the replacement cost of the Tenant Work issued by a company or companies acceptable to Landlord and authorized to do business in Mississippi, covering the Premises, with premiums prepaid, and which names the Landlord as loss payee. Said policy shall insure the Tenant Work and all materials and supplies for the Tenant Work stored on the Premises (or at any other sites) against loss or damage by fire and the risks and hazards insured against by the standard form of extended coverage, and against vandalism and malicious mischief, and such other risks and hazards as Landlord may reasonably request. Said insurance coverage shall be for 100% of replacement cost, including architectural fees. The Builder’s Risk Insurance Policy shall contain a provision that the insurance company waive the rights of recovery or subrogation against Landlord and Landlord’s agents and their insurers.

(2) Governmental Permits. Building permits and other appropriate permits and licenses from the appropriate agency or office of any governmental or regulatory body having jurisdiction over the Premises and which are required for the construction of the Tenant Work.

(3) Additional Insurance. Additional insurance in the form of and meeting the requirements of the Lease.

(4) Accepted Contract and Bid. Tenant shall provide Landlord with a copy of the contract entered into with the general contractor, which shall include a Construction Schedule and the names of all subcontractors, materialmen and suppliers. Tenant shall further provide Landlord with a copy of the contract (which may be in the form of a purchase order or work authorization) for any design professionals and other vendors involved in the execution of the Tenant Work.

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(f) Removal of Tenant Improvements. Portions of the Tenant Work, as reasonably determined by Landlord to be specialized Tenant Work (e.g., floor and ceiling mounted auxiliary air conditioning units, non-building standard fire suppression/control systems, and cabling) shall, at the election of Landlord, either be removed by Tenant at its expense before the expiration of the Term or shall remain upon the Premises and be surrendered therewith at the Expiration Date or earlier termination of this Lease as the property of Landlord without disturbance, molestation or injury. If Landlord requires the removal of all or part of said Tenant Work, Tenant, at its expense, shall repair any damage to the Premises or the Building caused by such removal and restore the Premises to its condition prior to the installation of such Tenant Work. If Tenant fails to remove said Tenant Work upon Landlord’s request, then Landlord may (but shall not be obligated to) remove the same and the cost of such removal, repair and restoration, together with any and all damages which Landlord may suffer and sustain by reason of the failure of Tenant to remove the same, shall be charged to Tenant and paid upon demand.

(g) Completion of Tenant Work. Tenant shall notify Landlord in writing when the Tenant Work has been substantially completed. Landlord shall thereupon have the opportunity to inspect the Tenant Work in order to determine if the Tenant Work has been substantially completed in accordance with the Tenant Plans. If the Tenant Work has not been substantially completed in accordance with the Tenant Plans, Landlord shall immediately following inspection, provide Tenant with written notification of the items deemed incorrect or incomplete (“Punch-List”). Tenant agrees to correct and complete any such items outlined in the Punch-List as soon as practicable. Notwithstanding anything to the contrary, the Tenant Work shall not be considered suitable for review by Landlord until all designated or required governmental inspections, permits and certifications necessary for the Tenant Work, including, but not limited to final inspection by the governing jurisdiction, have been made, given and/or posted.

(h) Third Party Beneficiary. Tenant agrees and acknowledges that Landlord shall be included as a third party beneficiary under any and all agreements between Tenant and its contractors, whereby Landlord may enforce the terms of such agreement(s) in a court of competent jurisdiction.

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EXHIBIT D

INSURANCE REQUIREMENTS

1 Landlord’s Insurance. During the Term, Landlord will provide and keep in force the following insurance:

(a) commercial general liability insurance relating to Landlord’s operation of the Building, including coverage for personal and bodily injury and death, and damage to others’ property;

(b) “special causes of loss” property insurance relating to the Building (but excluding Tenant’s fixtures, furnishings, equipment, personal property, inventory, stock in trade, documents, files and work products and all leasehold improvements in the Premises that were paid for by Tenant; for purposes of this Section 1(b) and Section 2(d) below, any leasehold improvements paid for with an allowance provided by Landlord, regardless of whether a portion of the Base Rent is intended to reimburse Landlord for such allowance, will be deemed paid for by Landlord);

(c) loss of rental income insurance or loss of insurable gross profits commonly insured against by prudent landlords; and

(d) such other insurance (including boiler and machinery insurance) as Landlord reasonably elects to obtain or any Building mortgagee requires.

Insurance effected by Landlord under this Section I will be in amounts which Landlord from time to time reasonably determines sufficient or any Building mortgagee requires; will be subject to such deductibles and exclusions as Landlord reasonably determines; and will otherwise be on such terms and conditions as Landlord from time to time reasonably determines sufficient.

2 Tenant’s Insurance. The insurance carried by Tenant or such insurance carried by Tenant’s contractors or subcontractors pursuant to this Lease will be primary and non contributory insurance over any insurance carried by Landlord. During the Term, Tenant will provide, pay for, and maintain in full force and effect, the insurance outlined herein, covering claims arising out of or in connection with the use, occupancy or maintenance of the Premises, and all areas appurtenant thereto, by Tenant, its agents, representatives, employees, contractors or subcontractors.

(a) Commercial General Liability. Tenant will maintain commercial general liability insurance covering liability arising out of the use, occupancy or maintenance of the Premises on an occurrence basis against claims for bodily injury, property damage and personal injury. Such insurance will provide minimum limits and coverage as follows:

(i)	Minimum Limits.

(A)	$1,000,000 Each Occurrence (Combined Single Limit Bodily Injury and Property Damage per location or project, as applicable).

(B)	$2,000,000 General Aggregate.

(C)	$2,000,000 Products / Completed Operations Aggregate.

(D)	$300,000 Fire Damage.

(ii)	Coverages.

(A)	1986 (or current equivalent) ISO Commercial General Liability Form (Occurrence Form)

(B)

Additional Insured: Landlord, its partners, managers, members, officers and directors, employees, agents, subsidiaries, affiliates, lender and Landlord’s property manager for the Building (“Property Manager”).

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(C)	Waiver of Subrogation in favor of Landlord and Property Manager.

(b) Automobile Liability. Tenant will maintain business auto liability covering liability arising out of any auto (including owned, hired and non-owned autos).

(i)	Minimum Limits. $1,000,000 Combined Single Limit for each accident.

(c) Workers Compensation. Tenant will maintain workers compensation and employers liability insurance applicable to its operations in the State of Texas.

(i)	Minimum Limits.

(A)	Workers Compensation: Statutory Limits.

(B)	Employers Liability:

(I) Bodily Injury for Each Accident – $500,000.

(II) Bodily Injury by Disease for Each Employee – $500,000.

(III) Bodily Injury Disease Aggregate – $500,000.

(ii)	Coverages. Waiver of Subrogation in favor of Landlord and Property Manager.

(d) Personal Property. Tenant will maintain property insurance covering all personal property and equipment (including, but not limited to Tenant’s fixtures, furnishings, equipment, personal property, inventory, stock in trade, documents, files and work products and all leasehold improvements not required to be insured by Landlord pursuant to Section I(b)) in the Premises on a full replacement cost basis in amounts sufficient to prevent Tenant from becoming a coinsurer and insuring against Special Causes of Loss, including an amount of no less than $1,000 for money and securities (inside and outside of the Premises) and vandalism and malicious mischief.

(e) Umbrella/Excess Liability. Tenant will maintain umbrella/excess liability insurance as shown below. The insurance will be on an occurrence basis in excess of the underlying insurance described in Sections 2(a), (b) and (c)(i)(B) and will be at least as broad as each and every one of the underlying policies.

(i)	Minimum Limits.

(A)	$5,000,000 per Occurrence.

(B)	$5,000,000 Aggregate.

(f) Business Income. Tenant will maintain business income and extra expense coverage for no less than six months of income and expenses, including a waiver of subrogation endorsement in favor of Landlord and Property Manager.

(g) Other Insurance Provisions. Tenant will name, and will cause its contractors to name, Landlord, Property Manager, their Affiliates and their respective partners, managers, members, officers, directors and employees as additional insureds with respect to liability arising out of Tenant’s or its contractors or subcontractors use, occupancy, or maintenance of the Premises or activities performed thereon, on all liability policies carried by Tenant and/or Tenant’s contractors and subcontractors. All liability insurance policies carried by Tenant will include provisions for contractual liability coverage. It is expressly understood and agreed that the coverages required represent Landlord’s minimum requirements and such are not to be construed to void or limit Tenant’s indemnity obligations contained in this Lease. Neither (i) the insolvency, bankruptcy or failure of any insurance company covering Tenant, (ii) the failure of any insurance company to pay claims occurring nor (iii) any exclusion from or insufficiency of coverage will be held to affect, negate or waive any of Tenant’s indemnity obligations set forth in the Lease. The amount of liability insurance under insurance policies maintained by Tenant shall not be reduced by the

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existence of insurance coverage under policies separately maintained by Landlord. Tenant shall be solely responsible for any premiums, assessments, penalties, deductible assumptions, retentions, audits, retrospective adjustments or any other kind of payment due under its policies. Tenant’s occupancy of the Premises without delivering the certificates and/or other evidence of insurance, will not constitute a waiver of Tenant’s obligations to provide the required coverages. If Tenant provides to Landlord a certificate that does not evidence the coverages required herein, or that is faulty in any respect, Landlord’s acceptance of such certificate will not constitute a waiver of Tenant’s obligations to provide the proper insurance.

(h) Proof of Insurance. Prior to execution of this Lease, Tenant will furnish Property Manager with certificates of insurance evidencing the coverage outlined above and the Other Insurance Provisions outlined above. Insurance is to be placed with insurers with a Best’s rating of no less than A IX by carriers authorized to furnish insurance in the State of Texas. No such policy will be cancelable, non renewed or modified except after 30 days’ written notice to Property Manager. Tenant will maintain all of the foregoing insurance coverages in full force and effect until the expiration or earlier termination of this Lease.

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EXHIBIT E

EXTENSION OPTION

(a) Tenant shall have the right to extend the Term of the Lease with respect to the entire Premises only (the “Extension Option”) for one (1) additional period of five (5) years commencing on the day following the Expiration Date of the initial Term of the Lease (the “Extension Term”), provided that each of the following occurs:

(i)	Landlord receives notice of exercise of the Extension Option (the “Extension Notice”) at least six (6), but no more than nine (9), full calendar months prior to the expiration of the initial Term; and

(ii)

Tenant is not in default under the Lease beyond any applicable cure periods at the time that Tenant delivers its Extension Notice or at the time Tenant delivers its Binding Extension Notice (hereinafter defined);

(iii)	No part of the Premises is sublet at the time that Tenant delivers its Extension Notice or at the time Tenant delivers its Binding Extension Notice; and

(iv)	The Lease has not been assigned prior to the date that Tenant delivers its Extension Notice or prior to the date Tenant delivers its Binding Extension Notice.

(b) The Base Rent rate for the Premises during Extension Term shall equal the Prevailing Market (hereinafter defined) rate for the Premises.

(c) Tenant shall pay Additional Rent for the Premises during the Extension Term in accordance with the terms of the Lease.

(d) Within thirty (30) days after receipt of Tenant’s Extension Notice, Landlord shall advise Tenant of Landlord’s determination of the applicable Base Rent rate for the Premises for the Extension Term. Tenant, within fifteen (15) days after the date on which Landlord advises Tenant of the applicable Base Rent rate for the Extension Term, shall either (i) give Landlord final binding written notice (“Binding Extension Notice”) of Tenant’s exercise of its option, or (ii) if Tenant disagrees with Landlord’s determination, provide Landlord with written notice of rejection (the “Rejection Notice”). If Tenant fails to provide Landlord with either a Binding Extension Notice or Rejection Notice within such fifteen (15) day period, Tenant’s Extension Option shall be null and void and of no further force and effect. If Tenant provides Landlord with a Binding Extension Notice, Landlord and Tenant shall enter into the Extension Amendment (hereinafter defined) upon the terms and conditions set forth herein. If Tenant provides Landlord with a Rejection Notice, Landlord and Tenant shall work together to agree upon the Prevailing Market rate for the Premises during the Extension Term. Upon agreement Tenant shall provide Landlord with Binding Extension Notice and Landlord and Tenant shall enter into the Extension Amendment in accordance with the terms and conditions hereof. Notwithstanding the foregoing, if Landlord and Tenant are unable to agree upon the Prevailing Market rate for the Premises within thirty (30) days after the date on which Tenant provides Landlord with a Rejection Notice, Tenant’s Extension Option shall be null and void and of no force and effect.

(e) If Tenant is entitled to and properly exercises its Extension Option, Landlord and Tenant shall execute an amendment (the “Extension Amendment”) to reflect changes in the Base Rent, Term, Expiration Date and other appropriate terms; provided that an otherwise valid exercise of the Extension Option shall be fully effective whether or not the Extension Amendment is executed.

(f) For purpose hereof, “Prevailing Market” rate shall mean the arm’s length fair market annual rental rate per rentable square foot under renewal leases and amendments entered into on or about the date on which the Prevailing Market rate is being determined hereunder for space comparable to the Premises within the submarket in which the Premises is included. The determination of Prevailing Market rate shall take into account any material economic differences between the terms of this Lease and any comparison lease, such as rent abatements, construction costs and other concessions and the manner, if any, in which the Landlord under any such lease is reimbursed for operating expenses and taxes.

(g) The extension rights of Tenant hereunder are personal to Tenant and shall not be severable from the Lease, nor may such rights be assigned or otherwise conveyed in connection with any permitted assignment or transfer of the Lease. Landlord’s consent to any assignment of the Lease shall not be construed as allowing an assignment of such rights to any assignee.

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EXHIBIT F

Letter of Credit Terms

Letter of Credit. As described in Section 1(H) of the Lease, Tenant deliver to Landlord an irrevocable standby letter of credit (the “Letter of Credit”) in the amount of $1,000,000 as security for the full and faithful performance by Tenant of all the terms, covenants and conditions of this Lease to be kept and performed by Tenant. The Letter of Credit shall be issued by a financial institution reasonably acceptable to Landlord (the “Bank”), in form reasonably acceptable to Landlord and including all the requirements for such Letter of Credit as set forth in this Exhibit, naming Landlord as beneficiary, and shall include, without limitation, provisions for (l) drawing on the Letter of Credit upon presentment (without any conditions other than a certification by Landlord that Landlord is entitled to draw upon the Letter of Credit pursuant to the terms of the Lease) honored upon presentment via SWIFT, e-mail, facsimile or other alternative methods acceptable to Landlord, (2) the right to partial and multiple draws against such Letter of Credit, and (3) automatic extension of the Letter of Credit unless the Bank notifies Landlord by certified or overnight express mail not less than thirty (30) days prior to the expiration of the Letter of Credit that the Letter of Credit will not be renewed. The Letter of Credit shall be issued for a term of at least twelve (12) months and shall be renewable for the entire Term of this Lease, including any Option Term, and a period of thirty (30) days thereafter. For purposes of this Exhibit and the Lease, all effective Letters of Credit delivered to Landlord shall be referred to collectively as the “Letter of Credit.”

Effect of Default. Upon an Event of Default by Tenant with respect to any provisions of the Lease, including but not limited to the provisions relating to the payment of Rent and any of the monetary amounts due under the Lease, or if Tenant files a voluntary petition under Title 11 of the U.S. Bankruptcy Code (or an involuntary petition under Title 11 of the U.S. Bankruptcy Code is filed against Tenant and not dismissed within sixty (60) days of filing) or if Tenant receives notice of non-renewal of the Letter of Credit, then Landlord may (but shall not be required to) draw upon such Letter of Credit for the payment of any Rent or other sum in default, the payment of any Rent which becomes due and is unpaid following the filing of any such petition under Title 11 of the U.S Bankruptcy Code, the repair of any damage to the Premises caused by Tenant, Tenant’s agents, employees or contractors, or the payment of any other amount which Landlord may spend or become obligated to spend by reason of Tenant’s Event of Default or to compensate Landlord for any other loss or damage which Landlord may suffer as a direct result of Tenant’s Event of Default to the full extent permitted by law or to hold such sums as security for Tenant’s obligations under the Lease..

Renewals. If Landlord has not received a satisfactory renewal or replacement Letter of Credit at least thirty (30) days prior to expiration of the Letter of Credit, or if the Bank has failed to confirm in writing that the Letter of Credit has been so extended, or if the Bank no longer meets Landlord’s credit standards and Tenant has not provided a replacement Letter of Credit from an approved bank, then Landlord may draw upon the Letter of Credit for the full amount thereof and hold the proceeds of the Letter of Credit as a cash security deposit pursuant to the terms of Section 3(B) of the Lease or Landlord may, at Landlord’s election, convert such cash security deposit into a letter of credit naming Landlord or Landlord’s lender as beneficiary.

Partial Draws. If any portion of the Letter of Credit is drawn by Landlord for such purposes (such portion, the “Draw Amount”), Tenant shall, within ten (10) days after written demand therefor, at Tenant’s election, (i) deposit one or more replacement Letters of Credit with Landlord in the aggregate amount then required by the terms hereof (i.e., $1,000,000), (ii) deliver to Landlord a cash deposit in an amount equal to the Draw Amount, or (iii) deposit one or more replacement Letters of Credit with Landlord and deliver to Landlord a cash deposit in an amount that, when added to the amount of such replacement Letter(s) of Credit, equals $1,000,000. Tenant’s failure to do so shall be a material breach of the Lease. If Tenant delivers to Landlord a cash deposit in accordance with the foregoing, Landlord shall hold such cash amount as a cash portion of the Security Deposit pursuant to the terms and conditions of Section 3(B) of the Lease or Landlord may, at Landlord’s election, convert such cash deposit into a letter of credit naming Landlord or Landlord’s lender as beneficiary. Tenant’s failure to act in accordance with clause (i), (ii) or (iii) above shall be an Event of Default under the Lease without any additional notice and cure period which shall entitle Landlord to draw upon the Letter of Credit for the full amount thereof and hold the cash proceeds of the Letter of Credit as a cash security deposit pursuant to the terms of Section 3(B) of the Lease or, at Landlord’s election, to convert such cash deposit to a letter of credit naming Landlord or Landlord’s lender as beneficiary.

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Failure to Renew. If at any time during the Term of this Lease, Landlord receives a notice from the issuer of the Letter(s) of Credit that the Letter(s) of Credit will not be renewed for another twelve (12) months, then unless Tenant replaces the expiring Letter(s) of Credit with one or more new Letters of Credit in the aggregate amount then required by the terms hereof (i.e., $1,000,000) at least fifteen (15) days prior to the expiration of the then expiring Letter(s) of Credit, Landlord shall have the right to draw upon the expiring Letter(s) of Credit for the entire amount and to retain such proceeds as a cash Security Deposit until Tenant delivers to Landlord one or more new Letters of Credit collectively satisfying the requirements of this Exhibit or, alternatively, to convert such cash Security Deposit to a letter of credit naming Landlord or Landlord’s lender as beneficiary. If Tenant delivers one or more new Letters of Credit to Landlord that collectively satisfy the requirements of this Exhibit, then Landlord shall return the cash Security Deposit to Tenant within thirty (30) days after receipt of such Letter(s) of Credit. If Tenant fully and faithfully performs every provision of this Lease to be performed by it, the Letter(s) of Credit and/or any cash portion of the Security Deposit then held by Landlord shall be returned to Tenant within thirty (30) days after the later of the expiration of the Term and the date Tenant has vacated the Premises.

Transfers. The Letter of Credit shall be freely transferable. In the event of termination of Landlord’s interest in this Lease, Tenant shall either assign and transfer the Letter of Credit to Landlord’s successor in interest or deliver a replacement Letter of Credit in the form and substance of the Letter of Credit. If a replacement Letter of Credit is delivered to Landlord’s successor in interest, then Landlord shall return the original Letter of Credit to Tenant. In the event Landlord desires to obtain any financing to be secured by the Premises, Tenant shall cooperate with Landlord and Landlord’s lender to effect an assignment or transfer of the Letter of Credit to Landlord’s lender or an assignment of proceeds of the Letter of Credit to Landlord’s lender and the consent of Bank to such assignment of proceeds. If the Letter of Credit is assigned to Landlord’s successor in interest or Landlord’s lender, Tenant shall pay any transfer fees charged by the issuer of the Letter of Credit. Upon any transfer or assignment of the Letter of Credit to Landlord’s successor in interest, Landlord will have no further liability with respect to the Letter of Credit or any proceeds of such Letter of Credit transferred to or held by Landlord’s successor in in interest, including, without limitation, any liability to return the Letter of Credit or refund draw proceeds.

Conversion to Cash Security Deposit. If Landlord draws on the Letter of Credit for the full amount thereof as permitted herein, the proceeds of the Letter of Credit shall be held by Landlord or Landlord’s successor in interest as a cash Security Deposit pursuant to the terms of Section 3(B) of the Lease (or at Landlord’s option convert such cash Security Deposit to a letter of credit naming Landlord or Landlord’s lender as beneficiary) until such time as Tenant (i) delivers a Letter of Credit in the amount then required by the terms of this Exhibit and which satisfies each of requirements of this Exhibit, (ii) delivers to Landlord or Landlord’s successor in interest, as the case may be, a cash deposit in an amount equal to the Draw Amount, or (iii) deposits a replacement Letter of Credit with Landlord and delivers to Landlord or Landlord’s successor in interest, as the case may be, a cash deposit in an amount that, when added to the amount of the replacement Letter of Credit, equals $1,000,000. If a replacement Letter of Credit is delivered to Landlord, Landlord’s successor in interest or Landlord’s lender, then Landlord shall return the original Letter of Credit to Tenant. If a replacement Letter of Credit in the amount then required by the terms of this Exhibit and which satisfies each of requirements of this Exhibit is delivered to Landlord, Landlord’s successor in interest or Landlord’s lender, then Landlord shall return to Tenant the original Letter of Credit and any cash deposit previously paid by Tenant pursuant to this Exhibit.

General Provisions. Actions by Landlord against Tenant for Tenant’s default shall in no way be limited or restricted by the amount of the Letter of Credit or cash security and resort to such Letter of Credit or cash security shall not be required by Landlord, nor would such action (if elected by Landlord) waive any other rights or constitute an election of remedies which Landlord may have. If Landlord draws on the Letter of Credit, the funds drawn shall serve as cash security and may be applied to cure any Event of Default by Tenant under the Lease. Any delays in Landlord’s requesting a Letter of Credit draw from the Bank or in Landlord’s use of the proceeds thereof will not constitute a waiver by Landlord of any rights hereunder with respect to the Letter of Credit draw proceeds or security deposits. Following any application of Letter of Credit draw proceeds or other security deposit funds to cure Tenant defaults or otherwise pay Landlord amounts due, Tenant will immediately pay Landlord a cash amount or deliver a new Letter of Credit in accordance with the terms of this Exhibit or Section 3(B) of the Lease. It is expressly agreed that draw proceeds or any other security deposit shall not constitute an advance rental deposit or a measure of Landlord’s damages in case of Tenant’s default.

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Limitation of Liability. Tenant shall not seek to enjoin or otherwise prevent any draw on the Letter of Credit and acknowledges that Tenant’s sole and exclusive remedy for a wrongful draw shall be, at Tenant’s election, either (i) Tenant’s right to a credit for such wrongful draw amount as substitute cash security for the Letter of Credit, or (ii) Landlord delivering to Tenant a cash amount equal to the amount of such wrongful draw in exchange for Tenant delivering to Landlord a replacement Letter of Credit in the amount then required by the terms of this Exhibit, thus causing Tenant no legally cognizable damages; accordingly, under no circumstances will Landlord be liable for any direct, indirect, consequential, special or punitive damages asserted by Tenant or any third party in connection with a wrongful draw. If there is a wrongful draw, the parties will cooperate to allow Tenant to post a replacement Letter of Credit in exchange for those funds.

Reduction of Letter of Credit. Provided that no Tenant Event of Default has occurred under the Lease prior to such date or is occurring as of such date, Landlord shall, at Tenant’s written request made after the conclusion of the eighty-fourth full calendar month of the Term, provide the issuer of the Letter of Credit with Landlord’s consent to an amendment to the Letter of Credit reducing the maximum dollar amount of the Letter of Credit to $500,000.00.

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EXHIBIT G

FORM OF SNDA

STATE OF TEXAS	§
§
COUNTY OF Tenant	§

NOTICE OF CONFIDENTIALITY RIGHTS: IF YOU ARE A NATURAL PERSON, YOU MAY REMOVE OR STRIKE ANY OR ALL OF THE FOLLOWING INFORMATION FROM ANY INSTRUMENT THAT TRANSFERS AN INTEREST IN REAL PROPERTY BEFORE IT IS FILED FOR RECORD IN THE PUBLIC RECORDS: YOUR SOCIAL SECURITY NUMBER OR YOUR DRIVER’S LICENSE NUMBER.

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (“Agreement”) made effective as of of Sept. 24, 2021, by and among FORUM DRIVE INDUSTRIAL PROPERTIES, LLC, a South Carolina limited liability company (“Landlord”), COMMERCE BANK, a Missouri bank and trust company, in its capacity as Administrative Agent for itself and for each other financial institution from time to time a party to the Loan Agreement (“Lender”), and Wallbox USA Inc, a Delaware Corporation (“Tenant”).

RECITALS:

A. Tenant has executed that certain lease dated as of Sept. 24, 2021 (“Lease”), with Landlord, as lessor, covering the premises described in the Lease consisting of approximately 129,450 square feet (“Premises”) in that certain building located at 2240 Forum Drive, Tarrant County, Texas (“Property”), and more particularly described in Exhibit A attached hereto and made a part hereof by this reference; and

B. Lender has made (or agreed to make) a loan to Landlord evidenced by a Loan Agreement (“Loan Agreement”) and secured by a mortgage or deed of trust encumbering the Property and an assignment of Landlord’s interest in the Lease (said mortgage or deed of trust and assignment of leases, together with any amendments, renewals, increases, modifications, substitutions or consolidations of either of them, collectively, “Lien Instrument”); and

C. Tenant and Lender desire to confirm their understanding with respect to the Lease and the Lien Instrument, and to have Landlord confirm its agreement therewith.

NOW, THEREFORE, in consideration of the covenants, terms, conditions, and agreements contained herein, the parties hereto agree as follows:

1. The Lease and any extensions, modifications or renewals thereof, including, but not limited to, any option to purchase, right of first refusal to purchase or right of first offer to purchase the Property or any portion thereof; if any, is and shall continue to be subject and subordinate in all respects to the lien of the Lien Instrument.

2. Tenant agrees to deliver to Lender, in the manner set forth in Section 14 hereof, a copy of any notice of default sent to Landlord by Tenant. If Landlord fails to cure such default within the time provided in the Lease, Lender shall have the right, but not the obligation, to cure such default on behalf of Landlord within thirty (30) calendar days after the time provided for Landlord to cure such default in the Lease has expired or, if such default cannot be cured within that time, within a reasonable period provided Lender has promptly commenced such cure and is proceeding with due diligence to cure such default. In such event, then (i) Tenant shall not terminate the Lease while such remedies have been promptly commenced and are being diligently pursued by Lender and (ii) Tenant shall not terminate the Lease on the basis of any default by Landlord which is incurable by Lender (such as, for example, the bankruptcy of Landlord or breach of any representation by Landlord), provided that Lender is proceeding with due diligence to commence an action to appoint a receiver or to obtain title to the Property by foreclosure, deed in lieu of foreclosure, or otherwise (collectively, “Foreclosure”). Tenant hereby agrees that no action taken by Lender to enforce any rights of Lender under the Lien Instrument or related security documents, by reason of any default thereunder (including, without limitation, the appointment of a receiver, any Foreclosure or any demand for rent under any assignment of rents or leases), but excluding any acts of willful misconduct by Lender, shall give rise to any right of Tenant to terminate the Lease nor shall such action invalidate or constitute a breach of any of the terms of the Lease.

3. So long as Tenant is not in default after its receipt of written notice and the expiration of all applicable grace and cure period under the Lease, Lender shall not disturb Tenant’s possession and occupancy of the Premises during the term of the Lease and Lender shall accept the attornment of Tenant thereafter.

4. If Lender or its nominee or designee, or another purchaser of the Property upon a Foreclosure (any such person or entity, a “Successor Owner”) succeeds to the interest of Landlord under the Lease, subject to Tenant’s performance of its obligations under the Lease, the Lease will continue in full force and effect. Thereupon, Successor Owner shall recognize the Lease and Tenant’s rights thereunder and Tenant shall make full and complete attornment to Successor Owner as substitute landlord upon the same terms, covenants and conditions as provided in the Lease, including, but not limited to, any option to purchase, right of first refusal to purchase or right of first offer to purchase the Property as may be provided in the Lease. Notwithstanding the foregoing, Tenant agrees that any such option, right of first refusal or right of first offer to purchase the Property or any portion thereof, as may be provided in the Lease shall not apply to any Foreclosure, as defined herein, and shall not apply to the initial transfer of the Property by Successor Owner following such Foreclosure. In consideration of the foregoing, Lender agrees that any such option, right of first refusal or right of first offer shall not be terminated by any Foreclosure or conveyance of the Property by Successor Owner following such Foreclosure; rather, any such option, right of first refusal or right of first offer shall remain as an obligation of any party acquiring the Property following the initial conveyance of the Property by Successor Owner following such Foreclosure. Furthermore, Tenant expressly confirms to Lender that any acquisition of title to all or any portion of the Property pursuant to Tenant’s exercise of any option, right of first refusal or right of first offer contained in the Lease shall result in Tenant taking title subject to the lien of the Lien Instrument.

5. Tenant agrees that, if Successor Owner shall succeed to the interest of Landlord under the Lease, Successor Owner shall not be:

(a)

liable for any prior act or omission of Landlord or any prior landlord or consequential damages arising therefrom except to the extent (1) that liability or damages accrue during a period in which Successor Owner has succeeded to Landlord or (2) such prior act or omission was capable of being cured by Successor Owner and Tenant had previously given Lender timely written notice thereof and opportunity to cure in the manner provided herein; or

(b)	subject to any offsets or defenses which Tenant might have as to Landlord or any prior landlord to the extent Tenant failed to provide Lender timely written notice thereof, or

(c)

required or obligated to credit Tenant with any rent or additional rent for any rental period beyond the then current month and the month immediately succeeding the then current month for which tenant has paid Landlord; or

(d)

bound by any amendments or modifications of the Lease made without Lender’s prior written consent unless Lender’s consent to such amendment or modification was not required pursuant to the Loan Agreement;

(e)	liable for refund of all or any part of any security deposit unless such security deposit shall have been actually received by Lender or Successor Owner;

(f)

required to make any repairs to the Property or the Premises required as a result of fire, or other casualty or by reason of condemnation unless the Successor Owner shall be obligated under the Lease, as “landlord”, to make such repairs;

(g)

obligated to complete any construction work required to be done by Landlord pursuant to the provisions of the Lease or to reimburse Tenant for any construction work done by Tenant, except for repairs, restoration and maintenance to the Property required by the Lease to be performed by Landlord, the need for which continues after the date the Successor Owner succeeds to Landlord’s interest in the Property; or

(h)

bound to make any payment to Tenant which was required under the Lease, or otherwise, to be made prior to the time the Successor Owner succeeded to Landlord’s interest, except to the extent Tenant had previously given Lender or Successor Owner timely written notice thereof.

6. Tenant agrees that, without the prior written consent of Lender in each case, Tenant shall not: (a) amend, modify, terminate or cancel the Lease or any extensions or renewals thereof, or tender a surrender of the Lease (except in each case that, upon a default by Landlord under the Lease, Tenant may exercise its rights under the Lease after giving to Lender the notice and cure period required by this Agreement), (b) make a prepayment of any rent or additional rent more than one (1) month in advance of the due date thereof or (c) subordinate or permit the subordination of Lease to any lien subordinate to the Lien Instrument. Any such purported action without such consent shall be void as against the holder of the Lien Instrument.

7. To the extent that the Lease shall entitle Tenant to notice of the existence of any Lien Instrument and the identity of any mortgagee or any ground lessor, this Agreement shall constitute such notice to Tenant with respect to the Lien Instrument and Lender.

8. Landlord has been notified and Tenant hereby agrees that prior to becoming the beneficiary of any letter of credit supporting the Lease, that Landlord and Tenant shall take all actions, and execute all documents, necessary or appropriate to give Lender control (as defined in the uniform commercial code, as enacted by any relevant jurisdiction, including, but not limited to, such jurisdiction’s version of Section 9-107 thereof) of such letter of credit and all letter of credit rights thereunder and to constitute Lender the transferee beneficiary of such letter of credit; provided that such letter of credit shall be subject to the terms and conditions of the Lease.

9. Upon and after the occurrence of a default under the Lien Instrument, which is not cured after any applicable notice and/or cure periods, Lender shall be entitled, but not obligated, to provide Tenant written notice from Lender as provided in Section 14 hereof that substantially complies with the requirements of the terms of the Texas Assignment of Rents Act (Sections 64.001 et. seq. of the Texas Property Code) (‘TARA”), to require that Tenant pay to Lender the amount of all prepaid rents made in excess of one month’s rent, all payments of accrued but unpaid rent, rents as they accrue after the notice is received and other sums that become due under the Lease without deduction or offset directly to Lender or to the person and at the address specified by Lender, notwithstanding any conflicting instructions or demands by Landlord or any third party. Tenant hereby waives any right to delay payment of rent contemplated by Section 64.055(d) of TARA or numbered paragraph 3 of the statutory form of notice set forth in Section 64.056 of TARA. Tenant shall be under no obligation to ascertain whether a default by Landlord has occurred under the Lien Instrument Landlord hereby authorizes and directs Tenant to deliver such payment to Lender upon receipt of such written notice and shall Indemnify and hold Tenant harmless from any loss, cost, expense or claim incurred by Tenant in connection with its compliance with this provision. Landlord waives any right, claim or demand it may now or hereafter have against Tenant by reason of such direct payment to Lender and agrees that such direct payment to Lender shall discharge all obligations of Tenant to make such payment to Landlord.

10. Without limiting any of the foregoing provisions of this Agreement, nothing in this Agreement shall impose upon Lender any liability for the obligations of Landlord under the Lease unless and until Lender takes title to the Property. Anything herein or in the Lease to the contrary notwithstanding, in the event that a Successor Owner shall acquire title to the Property or the portion thereof containing the Premises, Successor Owner shall have no obligation, nor incur any liability, beyond Successor Owner’s then interest, if any, in the Property, and Tenant shall look exclusively to such interest, if any, of Successor Owner in the Property for the payment and discharge of any obligations imposed upon Successor Owner hereunder or under the Lease, and Successor Owner is hereby released or relieved of any other liability hereunder and under the Lease. Tenant agrees that, with respect to any money judgment which may be obtained or secured by Tenant against Successor Owner, Tenant shall look solely to the estate or interest owned by Successor Owner in the Property, and Tenant will not collect or attempt to collect any such judgment out of any other assets of Successor Owner.

11. Except as specifically provided in this Agreement, Lender shall not, by virtue of this Agreement, become subject to any liability or obligation to Tenant under the Lease.

12. EACH OF TENANT, LENDER AND LANDLORD HEREBY IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

13. The provisions of the Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. The words, “Lender”, “Landlord” and “Tenant” shall include their respective heirs, legatees, executors, administrators, beneficiaries, successors and assigns.

14. Any notice, communication, request, reply or advise in this Agreement provided or permitted to be given, made or accepted by either party to the other must be in writing and, unless it is otherwise in this Agreement expressly provided, may be given or be served by depositing the same in the United States mail, postpaid and registered or certified and addressed to the party to be notified, with return receipt requested, or in person to the party to be notified, or sent by facsimile or electronic transmission with proof of receipt of same. Notice shall be effective only if and when received by the party to be notified for purposes of notice, the addresses of the parties shall be as follows (unless otherwise indicated in writing or as otherwise indicated adjacent to an undersigns signature block below ):

If to Lender:	Commerce Bank 200 Crescent Court, Suite 1350 Dallas, TX 75201 Attention: Alexandra Lane

Commerce Bank 1000 Walnut 18th Floor Kansas City, MO 64106 Attention: Commercial Real Estate Lending Department

If to Tenant:	Wallbox USA INC 800 W. EI Camino Real Suite 180 Mountain View, CA 94040 Attention: Douglas Alfaro

If to Landlord:	*

15. This Agreement contains the entire agreement among the parties hereto and no modifications shall be binding upon any party hereto unless set forth in a document duly executed by or on behalf of such party.

16. This Agreement may be executed in multiple counterparts, all of which shall be deemed originals and with the same effect as if all parties had signed the same document. All of such counterparts shall be construed together and shall constitute one instrument.

17. This Agreement shall be construed in accordance with the laws of the State of Texas.

18. This Agreement shall be of no further force and effect and shall become null and void upon the recording in the applicable records of Lender’s written release of the lien of the Lien Instrument.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

EXECUTED AND DELIVERED	LENDER:
in my presence:
COMMERCE BANK,
a Missouri bank and trust company
Witness Signature

Witness Name Printed	By:
Name: Alexandra Lane
Title: Vice President

STATE OF TEXAS

COUNTY OF DALLAS

Personally appeared before me, the undersigned authority in and for the said county and state, on this      day of                         , 2021, within my jurisdiction, the within named Alexandra Lane, who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed in the above and foregoing instrument and acknowledged that she executed the same in her representative capacity, and that by her signature on the instrument, and as the act and deed of the entity upon behalf of which she acted, executed the above and foregoing instrument, after first having been duly authorized so to do.

Notary Public

My commission expires:

(seal)

EXECUTED effective as of the date first above written.

EXECUTED AND DELIVERED
in my presence:

Maggie Adcock
Witness Signature

Maggie Adcock
Witness Name Printed

LANDLORD:

By: [signature]
Name: Dan C. Breeden, Jr.
Title: Secretary/Treasurer

STATE OF SOUTH CAROLINA §
§
COUNTY OF SPARTANBURG §

The foregoing instrument was ACKNOWLEDGED before me this 24 day of September, ~~2020~~ 2021, by Dan C. Breeden Jr., the Secretary/Treasurer of Johnson Development Associates, Inc., a South Carolina corporation, the Manager of FORUM DRIVE INDUSTRIAL PROPERTIES, LLC, a South Carolina limited liability company, on behalf of said corporation and limited liability company.

[SEAL]

DAWN TURNER KUNAK
NOTARY PUBLIC
MY COMMISSION EXPIRES 04/05/22
SOUTH CAROLINA

My Commission Expires:
4-5-2022

[signature]
Notary Public, State of South Carolina

Dawn Turner Kunak
(Printed Name of Notary Public)

My Commission Expires: 4-5-2022

42

EXECUTED effective as of the date first above written. EXECUTED AND DELIVERED in my presence: Witness Signature Witness Name Printed LANDLORD: FORUM DRIVE INDUSTRIAL PROPERTIES, LLC, a South Carolina limited liability company By: Johnson Development Associates, Inc., a South Carolina corporation Its: Manager By: Name: STATE OF SOUTH CAROLINA § § COUNTY OF SPARTANBURG § The foregoing instalment was ACKNOWLEDGED before me this day of f, by the of Johnson Development Associates, Inc., a South Carolina corporation? the Manager-rJf FORUM DRIVE INDUSTRIAL PROPERTIES, LLC, a South Carolina limited liability company, on behalf of said corporation and limited liability company. [SEAL] Notary Public, State of South Carolina My Commission Expires: MY | COMMISSION ) E ¥ ¥ EXPIRES | (Prmted Name of Notary Public) My Commission Expires:

EXECUTED effective as of the date first above written.

EXECUTED AND DELIVERED in my presence:	TENANT:

Brett Graessle	Wallbox USA Inc.,
Witness Signature	a Delaware Corporation

Brett Graessle	By:	/s/ Douglas Alfaro
Witness Name Printed	Name:	Douglas Alfaro
Title:

STATE OF CA
COUNTY OF Santa Clara

Personally appeared before me, the undersigned authority in and for the said county and state, on this 24th day of September, 2021, within my jurisdiction, the within named Douglas Alfaro, who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed in the above and foregoing instrument and acknowledged that he executed the same in his representative capacity, and that by his signature on the instrument, and as the act and deed of the entity upon behalf of he which acted, executed the above and foregoing instrument, after first having been duly authorized so to do.

Notary Public

My commission expires:
01-03-22 (seal)

EXHIBIT A

Legal Description of Property

Tract 1: Fee Simple

BEING Lot BR1, Tract VI of FORUM 303 ADDITION, an Addition to the City of Arlington, Texas, according to the Plat thereof recorded in cc# D220250845, Real Property Records, Tarrant County, Texas.

Tract 2: Easement Estate

Non-Exclusive Easement rights created by that certain Easement Agreement by and between Total E&P USA Barnett, LLC and Forum Drive Industrial Properties, LLC filed 07/08/2020, recorded in cc# D220161096, Real Property Records, Tarrant County, Texas.

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